EXHIBIT 10.1









                         CREDIT AGREEMENT

                    Dated as of August 9, 1995

                               among

                        MISTIC BRANDS, INC.

                   THE LENDERS SIGNATORY HERETO

                                and

          THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                             as Agent

                         Table of Contents


ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS. . . . . . . . . . . .

     Section 1.01.  Definitions. . . . . . . . . . . . . . . . .

     Section 1.02.  Accounting Terms . . . . . . . . . . . . . .
 .

ARTICLE 2.  THE CREDIT . . . . . . . . . . . . . . . . . . . . .
 .
     Section 2.01.  Loans. . . . . . . . . . . . . . . . . . . .
 .
     Section 2.02.  The Notes. . . . . . . . . . . . . . . . . .
 .
     Section 2.03.  Purpose. . . . . . . . . . . . . . . . . . .
 .
     Section 2.04.  Borrowing Procedures . . . . . . . . . . . .
 .
     Section 2.05.  Optional Prepayments and Conversions . . . .
 .
     Section 2.06.  Mandatory Prepayments. . . . . . . . . . . .
 .
     Section 2.07.  Interest Periods; Renewals . . . . . . . . .
 .
     Section 2.08.  Changes of Commitments . . . . . . . . . . .
 .
     Section 2.09.  Certain Notices. . . . . . . . . . . . . . .
 .
     Section 2.10.  Minimum Amounts. . . . . . . . . . . . . . .
 .
     Section 2.11.  Interest . . . . . . . . . . . . . . . . . .
 .
     Section 2.12.  Fees . . . . . . . . . . . . . . . . . . . .
 .
     Section 2.13.  Payments Generally . . . . . . . . . . . . .
 .

ARTICLE 3.  THE LETTERS OF CREDIT. . . . . . . . . . . . . . . .
 .
     Section 3.01.  Letters of Credit. . . . . . . . . . . . . .
 .
     Section 3.02.  Purposes . . . . . . . . . . . . . . . . . .
 .
     Section 3.03.  Procedures for Issuance of Letters of
          Credit . . . . . . . . . . . . . . . . . . . . . . . .
 .
     Section 3.04.  Participating Interests. . . . . . . . . . .
 .
     Section 3.05.  Payments . . . . . . . . . . . . . . . . . .
 .
     Section 3.06.  Further Assurances . . . . . . . . . . . . .
 .
     Section 3.07.  Obligations Absolute . . . . . . . . . . . .
 .
     Section 3.08.  Cash Collateral Account. . . . . . . . . . .
 .
     Section 3.09.  Letter of Credit Fees. . . . . . . . . . . .
 .

ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC. . . . . . . . . .
 .
     Section 4.01.  Additional Costs . . . . . . . . . . . . . .
 .
     Section 4.02.  Limitation on Fixed Rate Loans . . . . . . .
 .
     Section 4.03.  Illegality . . . . . . . . . . . . . . . . .
 .
     Section 4.04.  Certain Conversions pursuant to
          Sections 4.01 and 4.03 . . . . . . . . . . . . . . . .
 .
     Section 4.05.  Certain Compensation . . . . . . . . . . . .
 .
     Section 4.06.  Lending Office Designations. . . . . . . . .
 .

ARTICLE 5.  CONDITIONS PRECEDENT.. . . . . . . . . . . . . . . .
 .
     Section 5.01.  Documentary Conditions Precedent . . . . . .
 .
     Section 5.02.  Additional Conditions Precedent. . . . . . .
 .
     Section 5.03.  Deemed Representations . . . . . . . . . . .
 .

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES.. . . . . . . . . . .
 .
     Section 6.01.  Incorporation, Good Standing and Due
          Qualification. . . . . . . . . . . . . . . . . . . . .
 .
     Section 6.02.  Corporate Power and Authority; No
          Conflicts. . . . . . . . . . . . . . . . . . . . . . .
 .
     Section 6.03.  Legally Enforceable Agreements . . . . . . .
 .
     Section 6.04.  Litigation . . . . . . . . . . . . . . . . .
 .
     Section 6.05.  Financial Statements . . . . . . . . . . . .
 .
     Section 6.06.  Ownership and Liens. . . . . . . . . . . . .
 .
     Section 6.07.  Taxes. . . . . . . . . . . . . . . . . . . .
 .
     Section 6.08.  ERISA. . . . . . . . . . . . . . . . . . . .
 .
     Section 6.09.  Subsidiaries and Affiliates. . . . . . . . .
 .
     Section 6.10.  Capitalization . . . . . . . . . . . . . . .
 .
     Section 6.11.  Credit Arrangements. . . . . . . . . . . . .
 .
     Section 6.12.  Operation of Business. . . . . . . . . . . .
 .
     Section 6.14.  Hazardous Materials. . . . . . . . . . . . .
 .
     Section 6.15.  No Default on Outstanding Judgments or
          Orders . . . . . . . . . . . . . . . . . . . . . . . .
 .
     Section 6.16.  No Defaults on Other Agreements. . . . . . .
 .
     Section 6.17.  Labor Disputes and Acts of God . . . . . . .
 .
     Section 6.18.  Governmental Regulation. . . . . . . . . . .
 .
     Section 6.19.  No Forfeiture. . . . . . . . . . . . . . . .
 .
     Section 6.20.  Solvency . . . . . . . . . . . . . . . . . .
 .
     Section 6.21.  Representations and Warranties in the
          Mistic Acquisition Documents . . . . . . . . . . . . .
 .

ARTICLE 7.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . .
 .
     Section 7.01.  Maintenance of Existence . . . . . . . . . .
 .
     Section 7.02.  Conduct of Business. . . . . . . . . . . . .
 .
     Section 7.03.  Maintenance of Properties. . . . . . . . . .
 .
     Section 7.04.  Maintenance of Records . . . . . . . . . . .
 .
     Section 7.05.  Maintenance of Insurance . . . . . . . . . .
 .
     Section 7.06.  Compliance with Laws . . . . . . . . . . . .
 .
     Section 7.07.  Right of Inspection. . . . . . . . . . . . .
 .
     Section 7.08.  Reporting Requirements . . . . . . . . . . .
 .
     Section 7.09.  Interest Rate Protection Agreements. . . . .
 .
     Section 7.10.  Additional Guarantors. . . . . . . . . . . .
 .

ARTICLE 8.  NEGATIVE COVENANTS.. . . . . . . . . . . . . . . . .
 .
     Section 8.01.  Debt . . . . . . . . . . . . . . . . . . . .
 .
     Section 8.02.  Guaranties . . . . . . . . . . . . . . . . .
 .
     Section 8.03.  Liens. . . . . . . . . . . . . . . . . . . .
 .
     Section 8.04.  Leases . . . . . . . . . . . . . . . . . . .
 .
     Section 8.05.  Investments. . . . . . . . . . . . . . . . .
 .
     Section 8.06.  Distributions. . . . . . . . . . . . . . . .
 .
     Section 8.07.  Sale of Assets . . . . . . . . . . . . . . .
 .
     Section 8.08.  Transactions with Affiliates . . . . . . . .
 .
     Section 8.09.  Mergers. . . . . . . . . . . . . . . . . . .
 .
     Section 8.10.  Acquisitions . . . . . . . . . . . . . . . .
 .
     Section 8.11.  No Activities Leading to Forfeiture. . . . .
 .
     Section 8.12.  Capital Expenditures . . . . . . . . . . . .
 .
     Section 8.13.  Management Fees. . . . . . . . . . . . . . .
 .
     Section 8.14.  Borrower Capital Stock . . . . . . . . . . .
 .
     Section 8.15.  Rights under Other Agreements. . . . . . . .
 .
     Section 8.16.  Restrictions . . . . . . . . . . . . . . . .
 .
     Section 8.17.  Special Trademark Subsidiaries . . . . . . .
 .
     Section 8.18.  No Foreign Trademarks. . . . . . . . . . . .
 .
     Section 8.19.  Fiscal Year. . . . . . . . . . . . . . . . .
 .

ARTICLE 9.  FINANCIAL COVENANTS. . . . . . . . . . . . . . . . .
 .
     Section 9.01.  Interest Coverage Ratio. . . . . . . . . . .
 .
     Section 9.02.  Fixed Charge Coverage Ratio. . . . . . . . .
 .
     Section 9.03.  Leverage Ratio . . . . . . . . . . . . . . .
 .
     Section 9.04.  Minimum Net Worth. . . . . . . . . . . . . .
 .
     Section 9.05.  Current Ratio. . . . . . . . . . . . . . . .
 .

ARTICLE 10.  EVENTS OF DEFAULT.. . . . . . . . . . . . . . . . .
 .
     Section 10.01.  Events of Default . . . . . . . . . . . . .
 .
     Section 10.02.  Remedies. . . . . . . . . . . . . . . . . .
 .
     Section 10.03.  Cure. . . . . . . . . . . . . . . . . . . .
 .

ARTICLE 11.  THE AGENT.. . . . . . . . . . . . . . . . . . . . .
 .
     Section 11.01.  Appointment, Powers and Immunities of
          Agent. . . . . . . . . . . . . . . . . . . . . . . . .
 .
     Section 11.02.  Reliance by Agent . . . . . . . . . . . . .
 .
     Section 11.03.  Defaults. . . . . . . . . . . . . . . . . .
 .
     Section 11.04.  Rights of Agent as a Lender . . . . . . . .
 .
     Section 11.05.  Indemnification of Agent. . . . . . . . . .
 .
     Section 11.06.  Documents . . . . . . . . . . . . . . . . .
 .
     Section 11.07.  Non-Reliance on Agent and Other
          Lenders. . . . . . . . . . . . . . . . . . . . . . . .
 .
     Section 11.08.  Failure of Agent to Act . . . . . . . . . .
 .
     Section 11.09.  Resignation or Removal of Agent . . . . . .
 .
     Section 11.10.  Amendments Concerning Agency Function . . .
 .
     Section 11.11.  Liability of Agent. . . . . . . . . . . . .
 .
     Section 11.12.  Transfer of Agency Function . . . . . . . .
 .
     Section 11.13.  Non-Receipt of Funds by the Agent . . . . .
 .
     Section 11.14.  Withholding Taxes . . . . . . . . . . . . .
 .
     Section 11.15.  Several Obligations and Rights of
          Lenders. . . . . . . . . . . . . . . . . . . . . . . .
 .
     Section 11.16.  Pro Rata Treatment of Loans, Etc. . . . . .
 .
     Section 11.17.  Sharing of Payments Among Lenders . . . . .
 .
     Section 11.18.  Security Documents. . . . . . . . . . . . .
 .
     Section 11.19.  Collateral. . . . . . . . . . . . . . . . .
 .
     Section 11.20.  Amendment of Article 11 . . . . . . . . . .
 .

ARTICLE 12. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . .
 .
     Section 12.01.  Amendments and Waivers. . . . . . . . . . .
 .
     Section 12.02.  Usury . . . . . . . . . . . . . . . . . . .
 .
     Section 12.03.  Expenses. . . . . . . . . . . . . . . . . .
 .
     Section 12.04.  Survival. . . . . . . . . . . . . . . . . .
 .
     Section 12.05.  Assignment; Participations. . . . . . . . .
 .
     Section 12.06.  Notices . . . . . . . . . . . . . . . . . .
 .
     Section 12.07.  Setoff. . . . . . . . . . . . . . . . . . .
 .
     SECTION 12.08.  JURISDICTION; IMMUNITIES. . . . . . . . . .
 .
     Section 12.09.  Table of Contents; Headings . . . . . . . .
 .
     Section 12.10.  Severability. . . . . . . . . . . . . . . .
 .
     Section 12.11.  Counterparts. . . . . . . . . . . . . . . .
 .
     Section 12.12.  Integration . . . . . . . . . . . . . . . .
 .
     SECTION 12.13.  GOVERNING LAW . . . . . . . . . . . . . . .
 .
     Section 12.14.  Confidentiality . . . . . . . . . . . . . .
 .
     Section 12.15.  Treatment of Certain Information. . . . . .
 .

EXHIBITS

     Exhibit A      Revolving Credit Note
     Exhibit B      Term Note
     Exhibit C      Unconditional Guaranty
     Exhibit D1     Borrowing Base Certificate
     Exhibit D2     Compliance Certificate
     Exhibit E      Opinion of Counsel to the Borrower and the
                    Guarantor
     Exhibit F      Security Agreement
     Exhibit G      Trademark Security Agreement
     Exhibit H      Pledge Agreement
     Exhibit I      Management Agreement
     Exhibit J      Affiliate Subordination Agreement

SCHEDULES

     Schedule I     Commitments
     Schedule II    Affiliates
     Schedule III   Credit Arrangements
     Schedule IV    Litigation

                         CREDIT AGREEMENT

     CREDIT AGREEMENT dated as of August 9, 1995 among MISTIC BRANDS, INC., a corporation organized under the laws of Delaware (the "Borrower"), each of the lenders which is a signatory hereto or which shall become a party hereto from time to time (individually a "Lender" and collectively the "Lenders") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association organized under the laws of the United States of America, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

     WHEREAS, the Borrower has been organized by Triarc
Companies,
Inc., a Delaware corporation (the "Guarantor"), for the purpose of effectuating the Mistic Acquisition;

     WHEREAS, the Borrower shall, on the terms and conditions set forth herein, incur Debt hereunder to finance the Mistic
Acquisition and for general working capital purposes; and

     WHEREAS, the Guarantor shall unconditionally guaranty the Debt of the Borrower incurred hereunder and the performance of the
Borrower hereunder.

     NOW THEREFORE, the parties hereto agree as follows:

            ARTICLE 1.  DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Acceptable Acquisition" means any Acquisition which meets all of the following conditions: (a) such Acquisition relates to the Business and has been approved in good faith by the Board of Directors of the Person making such Acquisition; (b) no Default or
Event of Default exists or would exist after giving effect to such
Acquisition; and (c) after considering the pro forma position of the Consolidated Entities subsequent to such Acquisition, the Borrower will continue to be in compliance with the financial covenants contained in Article 9.

     "Acquisition" means any transaction pursuant to which any Consolidated Entity (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person,
(b) causes or permits any Person to be merged into any Consolidated Entity, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of any Consolidated Entity, or a combination thereof, (c) purchases all or substantially all of the business or assets of any Person or (d) purchases assets of any Person other than raw materials, inventory and equipment purchased in the ordinary course of business.

     "Additional Costs" shall have the meaning assigned to such term in Section 4.01 hereof.

     "Adjusted Working Capital" means, at any date of determination thereof, the amount, if any, by which (a)
Consolidated Current Assets (other than cash and Cash
Equivalents)
exceed (b) Consolidated Current Liabilities (other than (i) the outstanding principal amount of the Notes, (ii) the current portion of Consolidated Funded Debt and (iii) any accrued
Management Fees).

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, any Consolidated Entity; (b) which directly or indirectly beneficially owns or holds 10% or more of any class of voting stock of any Consolidated Entity; (c) 10% or more of the voting stock of which is directly or indirectly beneficially owned or held by any Consolidated Entity; or (d) which is a partnership in which any Consolidated Entity is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Affiliate Subordination Agreement" means the Affiliate
Subordination Agreement substantially in the form of Exhibit J to be delivered by the Guarantor under the terms of this Agreement, as amended or supplemented from time to time.

     "Agent" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Agreement" means this Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections,
Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Arkansas Litigation" means Raleigh Spring Water Company d/b/a Clear Mountain Spring Water v. Joseph Victori Wines, Inc., Ouachita Coca-Cola Bottling and Coca-Cola Bottling Company of Arkansas, Docket No. 92-4357, Circuit Court of Pulaski County, Arkansas, Fifth Division.

     "Assigned Agreements" means each and every one of the leases, contracts, permits, licenses, franchises and other agreements to which any Obligor is a party or pursuant to which any Obligor has been granted rights, including, without limitation, all supply contracts, co-packer agreements, distribution agreements, all Mistic Acquisition Documents, all leases and all policies of property, casualty and liability insurance pursuant to which any Obligor is a beneficiary.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York, New York and whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market.

     "Borrower" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Borrowing Base" means, at any date of determination thereof, an amount determined by the Agent with reference to the most recent Borrowing Base Certificate to be equal to the sum of (a) 80% of the aggregate book value (net of credit balances) of Eligible Receivables, plus (b) 50% of the aggregate book value of Eligible Inventory.

     "Borrowing Base Certificate" means the borrowing base certificate substantially in the form of Exhibit D1 to be delivered by the Borrower under the terms of this Agreement.

     "Business" means the business of researching, developing, formulating, producing, marketing and selling of non-alcoholic beverages including, without limitation, carbonated and noncarbonated fruit drinks, ready-to-drink brewed iced teas and naturally flavored sparkling waters or the ownership and/or licensing of Trademarks in connection therewith.

     "Capital Expenditure" means, with respect to any Person, any expenditure made or obligation incurred by such Person to purchase, acquire or construct fixed assets, plant and equipment (including renewals, improvements, replacements and incurrence of obligations under Capital Leases), but excluding expenditures made or obligations incurred in connection with an Acquisition.

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Cash Equivalents" means: (a) direct obligations of the United States of America or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition;
(b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (c) certificates of deposit and other time deposits with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having a combined capital and surplus in excess of $100,000,000; (d) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Guarantor or the Borrower) organized and existing under the laws of the United States of America or any State thereof with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's
Corporation or any successor rating agency; (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any financial institution; and (f) money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses (a) through (e).

     "Change of Control" means (a) the Guarantor or Nelson Peltz and Peter May or any of the affiliates controlled by them, including DWG Acquisition, L.P. or any affiliate thereof, shall have ceased to own, directly or indirectly, at least 51% of the Fully Diluted Outstanding Common Stock, (b) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rules 13d-3 of the Securities and
Exchange Commission under the Securities Exchange Act of 1934) of
(i) more than 10% of the Fully Diluted Outstanding Common Stock (other than (w) the Guarantor, (x) any Affiliate, including, without limitation, Nelson Peltz and Peter May and any of their respective affiliates controlled by them including DWG Acquisition
Group, L.P. or any affiliate thereof, so long as all such shares shall remain subject to the Lien of the Pledge Agreement,
(y) Michael Weinstein, any member of his immediate family and any trust for the benefit of any such family member or (z) Ernest Cavallo, any member of his immediate family and any trust for the benefit of any such family member) or (ii) more than 50% of the outstanding shares of the common stock of the Guarantor (other than Nelson Peltz and Peter May and any of their respective affiliates controlled by them including DWG Acquisition Group, L.P. or any affiliate thereof), (c) Michael Weinstein or Ernest Cavallo shall have ceased to continue to serve in the operational and managerial capacities in which they now serve or in enhanced operational or managerial capacities with the Borrower and a successor shall not be appointed within 180 days thereafter with the prior consent of the Required Lenders (such consent not to be unreasonably withheld or delayed) or (d) during any period of 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Borrower cease for any reason to constitute a majority of the Board of Directors of the Borrower, unless their successors shall have been approved by a majority of the continuing directors.

     "`class' of Loans" shall have the meaning assigned to such term in Section 2.01(c).

     "Closing Date" means the date upon which the initial borrowing or initial issuance of a Letter of Credit hereunder occurs.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all of any Obligor's or the Guarantor's right, title and interest in and to Property in which such Obligor or the Guarantor has granted a Lien to the Agent under any Facility Document.

     "Commitments" means the Revolving Credit Commitments and the Term Loan Commitments.

     "Common Stock" shall mean (a) the common stock of the Borrower, par value $1.00 per share, as authorized on the Closing Date, (b) any other capital stock of any class or classes (however designated) of the Borrower, authorized on or after the Closing Date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the charter of the Borrower, be entitled to vote for the election of a majority of directors of the Borrower (even though the right so to vote has been suspended by the happening of such a contingency or provision) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "Compliance Certificate" means the compliance certificate substantially in the form of Exhibit D2 to be delivered by the Borrower under the terms of this Agreement.

     "Consolidated Capital Expenditures" means, with respect to any fiscal period, the aggregate amount of Capital Expenditures made by the Consolidated Entities for such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" means, at any date of determination thereof, all assets of the Consolidated Entities treated as current assets, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" means, at any date of determination thereof, all liabilities of the Consolidated
Entities treated as current liabilities, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Debt" means, at any date of determination thereof, the aggregate amount of Debt of the Consolidated Entities
(other than Debt attributable to any Permitted SAR prior to the time of exercise of such Permitted SAR), as determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBIT" means, with respect to any fiscal period, the sum of (a) Consolidated Net Income for such period, plus (b) the aggregate amount of (i) income taxes and (ii) Consolidated Interest Expense, to the extent that such aggregate amount was deducted in the computation of Consolidated Net Income for such period.

     "Consolidated EBITA" means, with respect to any fiscal period, the sum of (a) Consolidated EBIT for such period, plus
(b)
the aggregate amount of amortization, to the extent that such aggregate amount was deducted in the computation of Consolidated EBIT for such period.

     "Consolidated EBITDA" means, with respect to any fiscal period, the sum of (a) Consolidated EBITA for such period, plus
(b) the aggregate amount of depreciation, to the extent that such aggregate amount was deducted in the computation of Consolidated EBITA for such period.

     "Consolidated Entities" means, collectively, the Borrower and each Subsidiary of the Borrower whose accounts are or are required to be consolidated or included with the accounts of the Borrower in accordance with GAAP.

     "Consolidated Funded Debt" means, at any date of determination thereof, the result of (a) the aggregate amount of Consolidated Debt minus (b) the aggregate amount of Consolidated Debt that is payable on demand or within one year of the creation thereof other than any such Debt that, although payable within one year, constitutes payments required to be made on account of principal of indebtedness expressed to mature more than one year from the date of creation thereof.

     "Consolidated Interest Expense" means, with respect to any fiscal period, the amount of interest accrued on, and with respect to, Consolidated Debt (including, without limitation, Interest Rate Protection Agreement costs and imputed interest on Capital Leases but excluding any interest accruing on the judgment entered into in connection with the Arkansas Litigation) plus all finance charges, premiums and other fees, charges and expenses accrued with respect to Consolidated Debt during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any fiscal period, net income of the Consolidated Entities for such period other than (a) extraordinary or nonrecurring gains or losses and
(b) expenses associated with any Permitted SAR prior to the time of exercise of such Permitted SAR, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means, at any date of determination thereof, the amount of any capital stock, paid in capital and similar equity accounts plus (or minus in the case of a deficit) the capital surplus and retained earnings of the Consolidated Entities at such date, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Principal Payments" means, with respect to any fiscal period, all principal due on Consolidated Debt (including, without limitation, imputed principal on Capital Leases) for such period, as determined on a consolidated basis in accordance with GAAP.

     "Current Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated Current Assets (other than prepaid expenses) to (b) Consolidated Current Liabilities.

     "Customer" means the account debtor with respect to any of the Receivables or the purchaser of goods, services or both with respect to any contract or contract right, or any Person who enters into any contract or other arrangement with any Obligor, pursuant to which such Obligor is to deliver any personal Property or perform any services.

     "Debt" means, with respect to any Person (without duplication): (a) indebtedness of such Person for borrowed money;
(b) indebtedness for the deferred purchase price of Property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person; (d) the face amount of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under banker's acceptance facilities; (f) Guaranties of such Person;
(g) obligations of other Persons secured by any Lien on Property of such Person; (h) obligations of such Person as lessee under Capital Leases; (i) the net obligations of such Person in respect of Interest Rate Protection Agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging arrangements;
and (j) all capital stock of such Person subject to repurchase or redemption during the term of this Agreement, other than at the sole option of such Person.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by any Obligor or the Guarantor under this Agreement, any Note or any other Facility Document, or any Note that is not paid when due
(whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent (2%) above the Variable Rate as in effect from time to time plus the Interest Margin (if any); provided that, if the amount so in default is principal of a Fixed Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) above the interest rate for such Loan as provided in
Section 2.11 hereof and, thereafter, the rate provided for above in this definition.

     "Distribution" means, with respect to any Person, the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its capital stock now or hereafter outstanding, or the making of any distribution of assets to its stockholders as such whether in cash, assets or in obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock, or the making of any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock; provided that the term
"Distribution" shall not include any payments made under the Management Agreement or the Tax Sharing Agreement.

     "Dollars" and the sign "$" mean lawful money of the United
States of America.

     "Domestic Subsidiary" means any direct or indirect
Subsidiary
of the Borrower which is not a Foreign Subsidiary.

     "Eligible Inventory" means, as of any date of determination thereof, all Inventory of the Obligors as to which the Agent holds a first priority perfected security interest, provided that such
Inventory: (a) is located in the United States; (b) does not include unsalable goods returned or rejected by a Customer; and
(c) does not include goods to be returned to any Obligor's suppliers.

     "Eligible Receivables" means, as of any date of
determination
thereof, all Receivables of the Obligors as to which the Agent holds a first priority perfected security interest, provided that such Receivables: (a) arose in the ordinary course of business of the Obligors; (b) do not represent amounts owed to the Obligors for goods shipped on a consignment or "bill and hold" basis;
(c) represent amounts owed for goods sold or leased or services rendered to a Customer; (d) are payable in Dollars; (e) do not include any amount which is not due or has not been paid within 90 days of the invoice date; (f) do not have as the Customer a Person that is the subject of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law; (g) do not have as the Customer any Affiliate, except for Receivables due from any Affiliate that are incurred in the ordinary course of business and in an arm's-length transaction in accordance with Section 8.09 so long as the aggregate amount of such Receivables does not exceed 20% of the aggregate unpaid principal balance of all Receivables due from all Customers; (h) do not have as the Customer a Person located outside the United States unless the Receivable is supported by a letter of credit, FICA insurance or other appropriate credit support; (i) do not include any portion of a Receivable as to which the Customer has asserted any defense; (j) do not include that portion of any Receivable as to which any offset or counterclaim has been asserted or can be asserted by any distributor for any promotional, advertising or other expense; (k) do not include the amount by which the aggregate unpaid principal balance of all Receivables due from any single Customer exceeds 25% of the aggregate unpaid principal balance of all Receivables due from all
Customers; (l) do not include any Receivable due from a Customer if 35% or more of the aggregate Receivables due from that Customer have not been paid within 90 days of the invoice date; (m) do not include any Receivable arising out of any Assigned Agreement which by its terms, forbids or prohibits the assignment of such Receivable or such Assigned Agreement for collateral purposes; and
(n) do not include any Receivable (or portion thereof) the Agent in the exercise of its good faith business judgment has deemed ineligible because of the impairment of the collateral value thereof to the Lenders, the impairment of the Lenders to realize such value thereof or the significant uncertainty as to the ability of the Customer to make payment thereunder.

     "Employee SARs" means the stock appreciation rights issued or to be issued at a fair market value base price to directors, officers or employees of or consultants to any Consolidated Entity pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, stock purchase agreement, stock plan, stock restriction agreement, employment agreement or consulting agreement or such other options, arrangements, agreements or plans approved by the Board of Directors of the Borrower so long as the aggregate number of the measurement shares to which such appreciation rights apply does not exceed 10% of the Fully Diluted Outstanding Common Stock as of the Closing Date.

     "Environmental Laws" means any and all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, including any rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in
Section 414(b) or (c) of the Code of which any Consolidated Entity is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Consolidated Entity is a member.

     "Event of Default" shall have the meaning assigned to such term in Section 10.01 hereof.

     "Excess Cash Flow" means, with respect to any Fiscal Year, Consolidated EBITDA for such Fiscal Year plus the result of (a) the sum of (i) non-cash charges, extraordinary or nonrecurring non-cash losses incurred during such Fiscal Year (including, without limitation, accrued but unpaid Management Fees and expenses attributable to the Permitted SARs during such period) to the extent included in determining Consolidated EBITDA), plus
(ii)
Management Fees actually paid to the extent exceeding (A) during the Fiscal Years ending on December 31, 1996 and December 31, 1997, $500,000 and (B) during each Fiscal Year ending thereafter, $750,000 during each such Fiscal Year, plus (iii) any decrease in Adjusted Working Capital for such Fiscal Year, minus (b) the sum of (i) extraordinary or nonrecurring non-cash gains realized during such Fiscal Year (to the extent included in determining Consolidated EBITDA), plus (ii) the aggregate of all Consolidated Principal Payments made during such Fiscal Year (other than any Excess Cash Flow payments made pursuant to Section 2.06) on, or with respect to, Consolidated Debt (excluding the Revolving Credit
Notes), plus (iii) the aggregate amount of Consolidated Interest Expense paid during such Fiscal Year, plus (iv) income taxes paid, including, without limitation, payments under the Tax Sharing Agreement, by the Consolidated Entities during such Fiscal Year, plus (v) Consolidated Capital Expenditures made during such Fiscal
Year not otherwise deducted from Consolidated EBITDA (to the extent that such Consolidated Capital Expenditures were permitted hereunder), plus (vi) any increase in Adjusted Working Capital for such Fiscal Year plus (vii) net gains on asset sales (to the extent included in determining Consolidated EBITDA).

     "Facility Documents" means this Agreement, the Notes, the Letters of Credit, any Interest Rate Protection Agreement to which a Lender is a party, the SAR Agreement, the SARs and the Security Documents, as each may be amended or supplemented from time to time.

     "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 365/366 day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

     "Fiscal Quarter" means any calendar quarter.

     "Fiscal Year" means any calendar year.

     "Fixed Base Rate" means with respect to any Interest Period for a Fixed Rate Loan: the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/32 of 1%) of the offered rates for Dollar deposits with a term comparable to such Interest Period that appear on "Page 3750" on the Telerate Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market) at approximately 11:00 a.m, London time, on the second full Banking Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a page on the Telerate Service that displays the rates at which Dollar deposits are offered by leading banks in the London interbank market, "Fixed Base Rate" shall mean, with respect to any Interest Period for a Fixed Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/32 of 1%) quoted as the rate at which Dollar deposits are offered by the Agent to leading banks in the London interbank deposit market at approximately 11:00 a.m., London time, on the second full Banking Day preceding the first day of such Interest Period in an amount substantially equal to the amount of the related Fixed Rate Loan of the Agent (in its capacity as a Lender) for a term equal to such Interest Period.

     "Fixed Charge Coverage Ratio" means, at any date of determination thereof, the ratio of (a) the result of (i) Consolidated EBITDA for the four most recently ended Fiscal Quarters, minus (ii) the aggregate amount of Consolidated Capital Expenditures during such four most recently ended Fiscal Quarters to (b) the sum of (i) all scheduled payments of principal due during such four most recently ended Fiscal Quarters (excluding any Excess Cash Flow repayments pursuant to Section 2.06) on, or with respect to, Consolidated Debt (including, without limitation, imputed principal on Capital Leases), plus (ii) Consolidated Interest Expense during such four most recently ended Fiscal Quarters; provided that if such date is on or before June 30, 1996, all references to the four most recently ended Fiscal Quarters contained in this definition shall be to the fiscal period beginning on the Closing Date and ending on such date.

     "Fixed Rate" means, for any Fixed Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)) reasonably determined by the Agent to be equal to the quotient of (i) the Fixed Base Rate for such Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such Loan for such Interest Period.

     "Fixed Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "Fixed Rate."

     "Food and Drug Act" means the Federal Food, Drug and
Cosmetic
Act, 21 U.S.C. Section 301 et seq., and the rules and regulations promulgated thereunder.

     "Foreign Subsidiary" means each direct or indirect
Subsidiary
of the Borrower which was created or organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

     "Forfeiture Proceeding" means any action or proceeding affecting any Consolidated Entity or the Guarantor before any Governmental Authority or the receipt of notice which could reasonably be expected to result in the seizure or forfeiture of any of their respective Properties, which could reasonably be expected to have a Material Adverse Effect.

     "Fully Diluted Outstanding Common Stock" means, at any date of determination thereof, the number of issued shares actually outstanding (excluding any shares of the Borrower held by the Borrower as "treasury stock") at such time together with the number of shares of Common Stock which could be acquired at such time pursuant to all rights, options, warrants or convertible or exchangeable securities entitling the holders thereof to subscribe for or purchase or otherwise acquire shares of Common Stock as if such rights, options, warrants or convertible or exchangeable securities have been fully exercised or converted and the full amount of all Common Stock obtained in connection therewith has been issued.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.05 (except for changes concurred in by the Borrower's independent public accountants).

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" shall have the meaning assigned to such term in the first recital hereof.

     "Guaranty" means, with respect to any Person, guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person with respect to the obligations of any other Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss).

     "Hazardous Materials" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable Environmental Law.

     "Interest Coverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated EBITA for the four most recently ended Fiscal Quarters to (b) Consolidated Interest Expense for such four most recently ended Fiscal Quarters; provided that if such date is on or before June 30, 1996, all references to the four most recently ended Fiscal Quarters contained in this definition shall be to the fiscal period beginning on the Closing Date and ending on such date.

     "Interest Margin" means (a) if such Loan is a Variable Rate
Loan, 1.50% per annum or (b) if such Loan is a Fixed Rate Loan, 2.75% per annum.

     "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Loan is made, converted from a Variable Rate Loan or renewed, as the case may be, and ending, as the Borrower may select pursuant to Section 2.07, on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month
(or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Interest Rate Protection Agreement" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between one or more financial institutions (including, without limitation, the Lenders) and such Person providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

     "Inventory" means all of each Obligor's "inventory" (as such term is defined in the UCC) now owned or hereafter acquired, including, without limitation, all goods, merchandise and other personal Property, whether tangible or intangible, wherever located, furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Obligor's business or used in selling or finishing of such goods, merchandise and other personal Property, and all documents of title or other documents representing them.

     "Investment" means any loan or advance to any Person or any purchase or other acquisition of any capital stock, assets, obligations or other securities of and Person, or any capital contribution to, investment in, or other acquisition of any interest in, any Person.

     "Issuing Lender" means The Chase Manhattan Bank (National
Association), a national banking association organized under the laws of the United States of America, acting in its capacity as a Lender hereunder.

     "Knowledge" means, with respect to any Person, after reasonable inquiry, no information has come to the attention of such Person, which information has given or should have reasonably given such Person actual or constructive knowledge of facts contrary to the existence of or absence of such facts indicated.

     "Lender" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Lending Office" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated as such for such type of Loan on its signature page hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower as the office by which its Loans of such type are to be made and maintained.

     "Letter of Credit Availability" means, at any date of determination thereof, the amount by which (a) the lesser of (i) the result of (A) the aggregate amount of the Revolving Credit Commitments as of such date, minus (B) the unpaid aggregate principal amount of the Revolving Credit Loans then outstanding and (ii) $5,000,000 exceeds (b) the aggregate amount of the Letter of Credit Obligations at such date.

     "Letter of Credit Funding" shall have the meaning assigned to such term in Section 3.05(b) hereof.

     "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities of the Borrower with respect to Letters of Credit, whether or not any liability is contingent, including (without limitation) the sum (without duplication) of (a) the aggregate amount available to be drawn under the Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations; provided that such amount shall be reduced to the extent that (x) the sum of (i) the Letter of Credit Availability plus (ii) the aggregate amount of all Revolving Credit Loans outstanding exceeds (y) the Borrowing Base.

     "Letters of Credit" shall have the meaning assigned to such term in Section 3.01(a) hereof.

     "Leverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated Funded Debt at such date (after giving effect to any amortization payment made on such date) to
(b) Consolidated EBITDA for the four most recently ended Fiscal Quarters; provided that (x) if such date is on or before June 30, 1996, Consolidated Funded Debt shall be equal to the product of
(i) Consolidated Funded Debt times (ii) a fraction, the numerator of which is equal to the number of days from the Closing Date to such date and the denominator of which is 366, (y) if such date is on or before June 30, 1996, all references to the four most recently ended Fiscal Quarters contained in this definition shall be to the fiscal period beginning on the Closing Date and ending on such date and (z) there shall be included in Consolidated EBITDA the net income (or loss) plus interest expense, taxes, amortization and depreciation of any Person whose stock or assets were acquired by any Consolidated Entity during such period accrued from the beginning of the period for which Consolidated EBITDA is being measured to the date of such acquisition.

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loan" means any loan made by a Lender pursuant to Section
2.01.

     "Management Agreement" means the Management Services
Agreement dated as of the date hereof between the Borrower and the
Guarantor, substantially in the form of Exhibit I, as the same may be amended or supplemented from time to time.

     "Management Fees" means all fees and other amounts payable by the Consolidated Entities to the Guarantor in respect of "Services" (as such term is defined under the Management
Agreement) provided by the Guarantor (including, without limitation, fees due, amounts accrued, and overhead and administrative costs billed by the Guarantor to the Borrower).

     "Material Adverse Effect" means any material adverse effect on (a) the business, profits, Properties or condition of the Consolidated Entities, taken as a whole, (b) the ability of any Obligor to perform any of its material obligations under each of the Facility Documents to which it is a party, (c) the binding nature, validity or enforceability of any of the Facility Documents or (d) the validity, perfection, priority or enforceability of the Liens in favor of the Agent securing the Obligations hereunder, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of any Consolidated Entity or the Guarantor or the occurrence of any event or the existence of any fact or condition in respect of any Consolidated Entity or any of their respective Properties.

     "Mistic" means, collectively, Joseph Victori Wines, Inc., a
New York corporation, Best Flavors, Inc., a Nevada corporation, and Nature's Own Beverage Company, a Delaware corporation.

     "Mistic Acquisition" means the acquisition by the Borrower of substantially all of the Business of Mistic pursuant to the terms of the Mistic Acquisition Documents.

     "Mistic Acquisition Documents" means (a) the Mistic Asset Purchase Agreement, (b) the Consulting Agreement dated as of the Closing Date between the Borrower and Joseph Umbach, (c) the Product and Royalty Agreement dated as of the Closing Date between the Borrower and each of the Mistic Sellers and (d) each of the other agreements and instruments to be executed at the closing of the Mistic Acquisition pursuant to the terms of each of such Mistic Acquisition Documents.

     "Mistic Acquisition Effective Time" means the time on the Closing Date immediately after the Mistic Acquisition shall have become effective.

     "Mistic Asset Purchase Agreement" means the Asset Purchase
Agreement dated as of the date hereof among the Mistic Sellers, the Borrower and the Guarantor.

     "Mistic Sellers" means Mistic and Joseph Umbach.

     "Multiemployer Plan" means, at a particular time, an employee benefit plan (a) which is a "multiemployer plan" as defined in
Section 3(37) of ERISA and which is contributed to by any Consolidated Entity or any ERISA Affiliate or (b) with respect to which any Consolidated Entity or any ERISA Affiliate would have liability under Section 4212(c) of ERISA in the event of a withdrawal or plan termination at such time.

     "Notes" means the Revolving Credit Notes and the Term Notes.

     "Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of any Obligor to the Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any Letter of
Credit, any Interest Rate Protection Agreement to which a Lender is a party, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, Guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or any Lender) or otherwise.

     "Obligors" means the Borrower and the Subsidiaries of the Borrower which guaranty the Obligations in accordance with Section
7.10 hereof.

     "Participating Interest" means, with respect to each Letter of Credit, (a) in the case of the Issuing Lender, its interest in such Letter of Credit after giving effect to the granting of any participating interest therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit.

     "Participating Lender" means, with respect to any Letter of Credit, any Lender (other than the Issuing Lender) with respect to its Participating Interest in each Letter of Credit.

     "Payor" shall have the meaning assigned to such term in
Section 11.13 hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted SARs" means the SARs and the Employee SARs.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" means, at a particular time, any employee benefit plan
(other than a Multiemployer Plan) (i) which is covered by Title IV of ERISA and which is maintained or contributed to by any Consolidated Entity or any ERISA Affiliate or (ii) with respect to which any Consolidated Entity or any ERISA Affiliate would have any liability under Section 4069 of ERISA if such plan were terminated at such time.

     "Pledge Agreement" means the Pledge Agreement substantially in the form of Exhibit H to be delivered by the Guarantor under the terms of this Agreement, as amended or supplemented from time to time.

     "Prime Rate" means that rate of interest from time to time announced by the Reference Lender at its Principal Office as its prime commercial lending rate.

     "Principal Office" means the principal office of the Agent, presently located at 1 Chase Manhattan Plaza, New York, New York
10081.

     "Pro Forma Balance Sheet" shall have the meaning assigned to such term in Section 6.05(b) hereof.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Purchase Money Lien" means a Lien on any Property acquired by any Consolidated Entity (including Property acquired pursuant to an Acceptable Acquisition) or placed on any Property in order to finance the acquisition of such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or of the Person holding such Property or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease.

     "Receivables" means all of each Obligor's accounts, contract rights, instruments, documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Obligor arising out of or in connection with the sale or lease of Inventory or for services rendered, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to the Agent under the Security Agreement or under any other Facility Document.

     "Reference Lender" means The Chase Manhattan Bank (National Association) (or, with respect to Fixed Rate Loans, if The Chase Manhattan Bank (National Association) no longer quotes on the London interbank market, such successor leading bank in the London interbank market which shall be reasonably appointed by the Agent and shall be reasonably acceptable to the Borrower).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any written interpretations, directives or requests applying to a class of banks of which such bank is a member, of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement for the payment made by the Issuing
Lender
under any Letter of Credit.

     "Required Lenders" means, at any time while no Obligations are outstanding, Lenders having at least 51% of the aggregate amount of the Revolving Credit Commitments and, at any time while Obligations are outstanding, Lenders holding at least 51% of the aggregate principal amount of the Obligations.

     "Required Payment" shall have the meaning assigned to such term in Section 11.13 hereof.

     "Reserve Requirement" means for any Fixed Rate Loan for any Interest Period therefor, the average maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Fixed Rate Loans is to be determined as provided in the definition of "Fixed Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

     "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Revolving Credit Loans hereunder in the aggregate principal amount set forth in
Schedule I, as such amount may be reduced or otherwise modified from time to time.

     "Revolving Credit Commitment Percentage" means, as to any Lender at any date of determination thereof, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment at such date.

     "Revolving Credit Loan" shall have the meaning assigned to such term in Section 2.01(a) hereof.

     "Revolving Credit Notes" means the promissory notes issued by the Borrower in the form of Exhibit A hereto evidencing the Revolving Credit Loans made by a Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

     "Revolving Credit Termination Date" means the fourth anniversary of the Closing Date.

     "SAR Agreement" means the Stock Appreciation Right Agreement dated as of the date hereof between the Borrower and the Agent pursuant to which the SARs are issued.

     "SARs" means the stock appreciation rights issued to the Agent on the Closing Date.

     "Security Agreement" means the Security Agreement in the form of Exhibit F to be delivered by the Borrower under the terms of this Agreement, as amended or supplemented from time to time.

     "Security Documents" means the Unconditional Guaranty, the Security Agreement, the Trademark Security Agreement, the Pledge Agreement, the Affiliate Subordination Agreement and each other security document that may from time to time be delivered to the Agent in connection herewith or therewith.

     "Special Trademark Subsidiaries" means those Wholly-Owned
Subsidiaries of the Borrower created for the sole purpose of owning Trademarks.

     "Subsidiary" means, with respect to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. "Wholly-Owned Subsidiary" means, with respect to any Person, any such corporation or other entity of which all of such securities or other ownership interests are so owned by such Person.

     "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of the date hereof between the Guarantor and the Borrower, as in effect on the Closing Date, as the same may be amended or supplemented from time to time.

     "Term Loan" shall have the meaning assigned to such term in
Section 2.01(b) hereof.

     "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make a Term Loan under this Agreement in the aggregate principal amount set forth in Schedule
I.

     "Term Loan Percentage" means, as to any Lender at any date of determination thereof, the percentage of the aggregate outstanding principal amount of Term Loans constituted by the outstanding principal amount of such Lender's Term Loan at such date.

     "Term Loan Termination Date" means September 30, 2001.

     "Term Notes" means the promissory notes issued by the Borrower in the form of Exhibit B hereto evidencing the Term Loan made by a Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

     "Termination Date" means, with respect to any Revolving
Credit Loan, the Revolving Credit Termination Date, and, with respect to any Term Loan, the Term Loan Termination Date.

     "Trademark Security Agreement" means the Trademark Security
Agreement in the form of Exhibit G to be delivered by the Borrower under the terms of this Agreement, as amended or supplemented from time to time.

     "Trademarks" shall have the meaning assigned to such term in the Trademark Security Agreement.

     "Transferor Lender" shall have the meaning assigned to such term in Section 12.05(c) hereof.

     "`type' of Loans" shall have the meaning assigned to such term in Section 2.01(c) hereof.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     "UCP" means the Uniform Customs and Practice for Documentary
Credits (1993 Revision), International Chamber of Commerce,
Publication No. 500.

     "Unconditional Guaranty" means the Unconditional Guaranty in the form of Exhibit C to be delivered by the Guarantor under the terms of this Agreement, as amended or supplemented from time to time.

     "Unfunded Benefit Liabilities" means, with respect to any Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA for calculating the potential liability of any
Consolidated Entity or any ERISA Affiliate under Title IV of
ERISA.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of one percent and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Loan when and to the extent the interest rate for such Loan is determined in relation to the Variable Rate.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall, to the extent GAAP is applicable, be prepared in accordance with GAAP.

                      ARTICLE 2.  THE CREDIT.

     Section 2.01. Loans. (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date, in such amounts that the aggregate principal amount of such Lender's Revolving Credit Loans at any one time outstanding does not exceed the amount of its Revolving Credit Commitment. The aggregate amount of the Revolving Credit Loans outstanding at any time shall never exceed the result of (i) the lesser of (A) the Borrowing Base and (B) the aggregate amount of the Revolving Credit Commitments minus (ii) the aggregate amount of Letter of Credit Obligations outstanding at such time. The Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date.

          (b) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make a term loan (the "Term Loans") to the Borrower on the Closing Date, in an amount equal to the amount of its Term Loan Commitment. The Term Loans shall be repaid in twenty-four quarterly installments, each such installment to be payable on the last day of each March, June, September and December beginning on December 31, 1995 and ending on the Term Loan Termination Date and to be in the aggregate amounts set forth below, such that on each such payment date, each Lender shall be paid an amount equal to such Lender's pro rata share of the Term Loans (calculated based on its Term Loan Percentage) of the amount set forth below:

                                        Aggregate Amount
     Payment Date                        of Installments

     December 31, 1995                     $ 1,250,000
     March 31, 1996                        $ 1,250,000
     June 30, 1996                         $ 1,250,000
     September 30, 1996                    $ 1,250,000
     December 31, 1996                     $ 1,250,000
     March 31, 1997                        $ 1,250,000
     June 30, 1997                         $ 1,250,000
     September 30, 1997                    $ 1,250,000
     December 31, 1997                     $ 2,500,000
     March 31, 1998                        $ 2,500,000
     June 30, 1998                         $ 2,500,000
     September 30, 1998                    $ 2,500,000
     December 31, 1998                     $ 2,500,000
     March 31, 1999                        $ 2,500,000
     June 30, 1999                         $ 2,500,000
     September 30, 1999                    $ 2,500,000
     December 31, 1999                     $ 3,750,000
     March 31, 2000                        $ 3,750,000
     June 30, 2000                         $ 3,750,000
     September 30, 2000                    $ 3,750,000
     December 31, 2000                     $ 3,750,000
     March 31, 2001                        $ 3,750,000
     June 30, 2001                         $ 3,750,000
     September 30, 2001                    $ 3,750,000
          TOTAL                            $60,000,000


          (c) The Loans may be outstanding as Variable Rate Loans or Fixed Rate Loans (each a "type" of Loans) and as Revolving Credit Loans or Term Loans (each a "class" of Loans). Each type of Loans of each Lender shall be made and maintained at such Lender's Lending Office for such type of Loans.

     Section 2.02. The Notes. The Revolving Credit Loans of each
Lender shall be evidenced by a single promissory note in favor of such Lender in the form of Exhibit A, dated the Closing Date, duly completed and executed by the Borrower. The Term Loan of each Lender shall be evidenced by a single promissory note in favor of such Lender in the form of Exhibit B, dated the Closing Date, duly completed and executed by the Borrower.

     Section 2.03. Purpose. The Borrower shall use the proceeds of the Term Loans solely to finance the Mistic Acquisition and the proceeds of the Revolving Credit Loans to finance the Mistic Acquisition and for general corporate purposes including working capital; provided that no more than $74,000,000 of the aggregate amount of the proceeds of the Loans advanced on the Closing Date are utilized to finance the Mistic Acquisition. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.04. Borrowing Procedures. The Borrower shall give the Agent notice of each borrowing to be made hereunder as provided in Section 2.09. Not later than 12:00 noon New York, New
York time on the date specified for such borrowing hereunder, each
Lender shall, through its Lending Office, subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Agent at the Principal Office in immediately available funds for the account of the Agent. The amount so received by the Agent shall, subject to the conditions of this Agreement, be made available to the Borrower, in immediately available funds, by the Agent by crediting an account of the Borrower designated by the Borrower and maintained with the Agent at the Principal Office.

     Section 2.05. Optional Prepayments and Conversions. The Borrower shall have the right to make prepayments of principal without penalty or premium (other than compensation payable in accordance with Section 4.05), or to convert one type of Loans into another type of Loans, at any time or from time to time; provided that: (a) the Borrower shall give the Agent notice of each such prepayment or conversion as provided in Section 2.09; and (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Loans unless the Borrower agrees to provide to the Agent for the account of each Lender compensation in accordance with Section 4.05. In the case of the Term Loans, all prepayments shall be applied to the principal installments of the Term Loans in the inverse order of their maturities.

     Section 2.06.  Mandatory Prepayments.

          (a) Excess Cash Flow. On the 10th day subsequent to the date on which the Borrower furnishes the financial statements required to be furnished by Section 7.08(a) hereof in respect of each Fiscal Year (or, if the Borrower shall fail to furnish such financial statements as required by Section 7.08(a) hereof, in respect of any Fiscal Year, on the day falling 115 days after the end of such Fiscal Year), the Borrower shall prepay the principal of the Loans in an aggregate amount equal to (i) with respect to the Fiscal Years ending on December 31, 1996 and December 31, 1997, 75% of the Excess Cash Flow for each such Fiscal Year and
(ii) with respect to the Fiscal Years ending thereafter, 50% of the Excess Cash Flow for each such Fiscal Year, in each case to be applied (x) first, to the principal installments of the Term Loans in inverse order of their maturities until the Term Loans shall have been paid in full and (y) second, to the Revolving Credit Loans until the Revolving Credit Loans shall have been paid in full.

          (b) Sale of Assets. On the 180th day subsequent to the date on which any Consolidated Entity shall receive consideration from the sale, lease, assignment, transfer or other disposition of any Property permitted under Section 8.07(a) or otherwise consented to by the Required Lenders (but not including sales of assets permitted pursuant to Section 8.07(b) or Section 8.07(c)), the Borrower shall prepay the principal of the Loans in an aggregate amount equal to (i) with respect to dispositions occurring on or prior to December 31, 1997, 75% of the cash consideration received (net of taxes and transaction expenses, including commissions) and (ii) with respect to dispositions occurring thereafter, 50% of the cash consideration received (net of taxes and transaction expenses, including commissions), in each case to be applied (x) first, to the principal installments of the
Term Loans in inverse order of their maturities until the Term Loans shall have been paid in full and (y) second, to the Revolving Credit Loans until the Revolving Credit Loans shall have been paid in full; provided in each case that such net cash proceeds were not used or committed to be used within 180 days from the date of receipt thereof to finance an Acceptable Acquisition.

          (c) Proceeds of Insurance. On the 180th day subsequent to the date on which any Consolidated Entity shall receive insurance proceeds upon the occurrence of any casualty to any Property of such Consolidated Entity any of which proceeds have not been applied or committed to be applied toward repair or replacement of the damaged Property, the Borrower shall prepay the principal of the Loans in an aggregate amount equal to (i) with respect to casualties occurring on or prior to December 31, 1997, 75% of the proceeds received and not so applied or committed to be applied (net of taxes and transaction expenses, including commissions) and (ii) with respect to casualties occurring thereafter, 50% of the proceeds received and not so applied or committed to be applied (net of taxes and transaction expenses), in each case to be applied (x) first, to the principal installments of the Term Loans in inverse order of their maturities until the Term Loans shall have been paid in full and
(y) second, to the Revolving Credit Loans until the Revolving Credit Loans shall have been paid in full.

          (d) Reversions of Plans. On the 30th day subsequent to the date on which any Consolidated Entity shall receive proceeds upon the reversion of any Plan, the Borrower shall prepay the principal of the Loans in an aggregate amount equal to (i) with respect to reversions occurring on or prior to December 31, 1997, 75% of the proceeds received (net of taxes and transaction expenses) and (ii) with respect to reversions occurring thereafter, 50% of the proceeds received (net of taxes and transaction expenses), in each case to be applied (x) first, to the principal installments of the Term Loans in inverse order of their maturities until the Term Loans shall have been paid in full and (y) second, to the Revolving Credit Loans until the Revolving Credit Loans shall have been paid in full.

          (e) Initial Public Offering. On the date on which the Borrower shall receive proceeds from the initial public offering of Common Stock (other than an offering on Form S-8, S-4 or other similar or successor registration forms), the Borrower shall prepay the principal of the Loans in an aggregate amount equal to
(i) 100% of the proceeds received (net of underwriting commissions and discounts and other transactions costs) until $30,000,000 of the principal of the Loans shall have been prepaid and (ii) 50% of the proceeds received (net of underwriting commissions and discounts and other transactions costs) thereafter, in each case to be applied (x) first, to the principal installments of the Term
Loans in inverse order of their maturities until the Term Loans shall have been paid in full and (y) second, to the Revolving Credit Loans until the Revolving Credit Loans shall have been paid in full.

          (f) Borrowing Base or Commitments Exceeded. If any time prior to the Revolving Credit Termination Date, the aggregate amount of all Revolving Credit Loans shall exceed the result of
(i) the lesser of (A) the Borrowing Base and (B) the aggregate amount of the Revolving Credit Commitments minus (ii) the aggregate amount of Letter of Credit Obligations outstanding at such time, the Borrower shall repay the Lenders forthwith such amounts as may be necessary to eliminate such excess (and if the Revolving Credit Loans cannot be repaid to eliminate any such excess which is due to the amounts outstanding under Letters of Credit or if prepayment on such date would cause Borrower to incur costs pursuant to Section 4.05, the Borrower shall deposit, until such prepayment can be made or such additional costs avoided, with the Agent sufficient cash collateral to cover such excess which shall be withdrawn by the Agent upon any drawing under a Letter of
Credit for payment of Reimbursement Obligations or upon the expiration of the applicable Interest Period, in each case to eliminate such excess and any remaining funds on deposit in the cash collateral account shall be paid to the Borrower), and the failure of the Borrower to make such payment shall constitute an Event of Default hereunder.

          (g) Clean-Up Period. The Borrower shall repay the Revolving Credit Loans so that there shall have been at least a thirty day consecutive period between October 1 of each Fiscal Year and March 31 of the immediately subsequent Fiscal Year in which the aggregate outstanding principal balance of the Revolving
Credit Loans shall be: (i) between October 1, 1995 and March 31, 1996, less than or equal to $7,000,000, (ii) between October 1, 1996 and March 31, 1997, less than or equal to $5,000,000 and
(iii) thereafter, $0, and the failure of the Borrower to make such payment shall constitute an Event of Default hereunder.

     Section 2.07. Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month, and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (iv) no more than five Interest Periods of each Lender may be outstanding at any one time.

          (b) Upon notice to the Agent as provided in Section 2.09, the Borrower may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower shall fail to give notice to the Agent of such a renewal, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period.

     Section 2.08. Changes of Commitments. (a) Immediately following the making of the Term Loans, the Term Loan Commitments shall be terminated on the Closing Date and shall not be reinstated.

          (b) The Borrower shall have the right to reduce or terminate the amount of unused Revolving Credit Commitments at any time or from time to time, provided that: (i) the Borrower shall give notice of each such reduction or termination to the Agent as provided in Section 2.09; and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. The Revolving Credit Commitments once reduced or terminated may not be reinstated.

     Section 2.09. Certain Notices. Notices by the Borrower to the Agent of each borrowing pursuant to Section 2.04, and each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to Section 2.07(b), and each reduction or termination of the Revolving Credit Commitments pursuant to Section 2.08 shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York, New York time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (i) Variable Rate Loans, given the same Banking Day; and (ii) Fixed Rate Loans, given three
Banking Days prior thereto; and (b) in the case of reductions or termination of the Revolving Credit Commitments, given three Banking Days prior thereto. Each such notice shall specify the type and class of the Loans to be borrowed, prepaid, converted or renewed and the amount thereof (subject to Section 2.10) (and, in the case of a conversion, the type of Loan to result from such conversion, and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing or prepayment, or conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the
Revolving Credit Commitments to be reduced or terminated. The Agent shall promptly notify the Lenders of the contents of each such notice.

     Section 2.10. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all
Loans of a particular type or class or conversions made pursuant to Section 4.04, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount not less than (i) $100,000 in the aggregate in the case of Variable Rate Loans and (ii) $1,000,000 in the aggregate (plus increments of $100,000 in excess thereof) in the case of Fixed Rate Loans unless such minimum amount is waived by the Required Lenders (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type of Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans having concurrent Interest Periods shall be at least equal to $1,000,000.

     Section 2.11. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum:
(i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the Interest Margin and (ii) for a Fixed
Rate Loan, at a fixed rate equal to the Fixed Rate plus the Interest Margin. If an Event of Default shall exist, interest shall accrue on the outstanding principal amount of any Loan and any other amount payable by the Borrower hereunder, under any Note or under any other Facility Document to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full or such Event of Default is cured or waived at the Default Rate.

          (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall notify the Borrower and the Lenders in writing of such determination.

          (c) Accrued interest shall be due and payable in arrears upon any payment of principal or conversion and (i) for each Variable Rate Loan, on the last day of each March, June, September and December commencing the first such date after such Loan; and (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months or 90 days, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Agent.

     Section 2.12. Fees. (a) The Borrower shall pay to the Agent for the account of each Lender a commitment fee on the daily average of the result of (a) the unused Revolving Credit Commitment of such Lender minus (b) such Lender's pro rata share of Letter of Credit Obligations, for the period from and including the Closing Date to the earlier of the date the Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to 1/2 of one percent, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Revolving Credit Commitments and on the last Banking Day of each March, June, September and December, commencing on the first such date after the Closing Date.

          (b) The Borrower shall pay to the Agent for its own account the fees set forth in the fee letter dated as of the Closing Date between the Borrower and the Agent.

     Section 2.13. Payments Generally. All payments under this Agreement, the Notes and the other Facility Documents shall be made in Dollars in immediately available funds not later than 1:00
p.m. New York, New York time on the relevant dates specified above
(each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) by, unless the Agent agrees to accept payment by other means, the debiting by the Agent for the account of the applicable Lending Office of each Lender, or by any Lender for whose account any such payment is to be made, of the amount of any such payment from any ordinary deposit account of the Borrower with the Agent or such Lender, as the case may be, and the Agent so doing shall promptly notify the Borrower and any Lender so doing shall promptly notify the Agent which in turn shall promptly notify the Borrower. The Borrower shall, at the time of making each optional payment under this Agreement, any Note or any other Facility Document, specify to the Agent the principal or other amount payable by the Borrower under this Agreement, such Note or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Agent may apply such payment as provided in Section 11.16). If the due date of any payment under this Agreement, any Note or any other Facility Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day (unless, in the case of a Fixed Rate Loan, such extension would carry such due date into another calendar month, in which event such payment shall be due on the immediately preceding Banking Day) and interest shall be payable for any principal so extended or reduced for the period of such extension or reduction. Each payment received by the Agent hereunder, under any Note or any other Facility Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.

                ARTICLE 3.  THE LETTERS OF CREDIT.

     Section 3.01. Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Issuing Lender, on behalf of the Lenders, and in reliance on the agreement of the Lenders set forth in Section 3.04, agrees to issue on any Banking Day prior to the Revolving Credit Termination Date for the account of the Borrower irrevocable standby and documentary letters of credit in such form as may from time to time be approved by the Issuing Lender acting reasonably (together with the applications therefor, the "Letters of Credit"); provided that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Letter of Credit Obligations shall not exceed the Letter of Credit Availability.

          (b) Each Letter of Credit shall (i) have an expiry date no later than the earlier of (A) one year from the date of issuance provided that such Letter of Credit may automatically renew for subsequent one year terms upon the failure of the Issuing Lender to provide sixty days prior written notice of termination and (B) the Revolving Credit Termination Date, (ii) be denominated in Dollars, (iii) be in a minimum face amount of $100,000 and (iv) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described or when such documents are presented, as the case may be.

     Section 3.02. Purposes. The Borrower shall use the Letters of Credit for the purpose of securing obligations incurred in the ordinary course of business (including, without limitation, to secure obligations under appeal bonds and insurance programs).

     Section 3.03.  Procedures for Issuance of Letters of Credit.

The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an application therefor in such form as may from time to time be approved by the Issuing Lender acting reasonably, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any application, the Issuing Lender will process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit, in such customized form as may reasonably be requested by the Borrower (but in no event shall the Issuing Lender issue any Letter of Credit later than three Banking Days after receipt of the application therefor and all such other certificates, documents and other papers and information relating thereto), by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     Section 3.04. Participating Interests. In the case of each Letter of Credit, effective as of the date of the issuance thereof, the Issuing Lender agrees to allot and does allot to each other Lender, and each such Lender severally and irrevocably agrees to take and does take a Participating Interest in such Letter of Credit in a percentage equal to such Lender's pro rata share of the Letter of Credit Obligations (calculated based on its
Revolving Credit Commitment Percentage). On the date that any Lender becomes a party to this Agreement in accordance with
Section 12.05, Participating Interests in any outstanding Letter of Credit held by the Transferor Lender from which such transferee
Lender acquired its interest hereunder shall be proportionately reallotted between such transferee Lender and such Transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever, including, without limitation, the occurrence and continuance of any Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or other reduction whatsoever.

     Section 3.05.  Payments.  (a)  In order to induce the
Issuing
Lender to issue the Letters of Credit, the Borrower hereby agrees to reimburse the Issuing Lender, unless such Reimbursement Obligation has been accelerated pursuant to Section 10.02, by not later than 1:00 p.m., New York City time, on each date that the Borrower has been notified by the Issuing Lender that any draft presented under any Letter of Credit is paid by the Issuing Lender, for (i) the amount of the draft paid by the Issuing Lender and (ii) the amount of any taxes, fees, charges or other reasonable costs or expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit. Each such payment shall, subject to the next sentence hereof, be made to the
Issuing Lender at its office specified in Section 12.06, in lawful money of the United States and in immediately available funds by not later than 1:00 p.m., New York City time, on the day that payment is made by the Issuing Lender (or, if such drawing occurs after 1:00 p.m. New York City time, on the next succeeding Banking
Day). If such payment is not made in full, all amounts remaining unpaid by the Borrower under this Section 3.05 shall, to the extent otherwise permitted hereunder, automatically be deemed to be a borrowing as Revolving Credit Loans bearing interest at the Variable Rate plus the Interest Margin. Except as otherwise permitted by the preceding sentence, interest on any and all amounts remaining unpaid by the Borrower under this Section 3.05 at any time from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full shall be payable to the Issuing Lender on demand at a fluctuating rate per annum equal to the Default Rate.

          (b) In the event that the Issuing Lender makes a payment (a "Letter of Credit Funding") under any Letter of Credit and is not reimbursed in full therefor on the date of such Letter of Credit Funding, in accordance with the terms hereof, the Issuing Lender will promptly through the Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from the Issuing Lender. No later than the close of business on the date such notice is given if such notice is given, each such Participating Lender will transfer to the Agent, for the account of the Issuing Lender, in immediately available funds, an amount equal to such Participating Lender's pro rata share of the unreimbursed portion of such Letter of Credit Funding (calculated based on its Revolving Credit Commitment Percentage), together with interest, if any, accrued thereon from and including the date of such transfer at a rate per annum equal to the Federal Funds Rate.

          (c) Whenever, at any time after the Issuing Lender has made a Letter of Credit Funding and has received from any Participating Lender such Participating Lender's pro rata share of the unreimbursed portion of such Letter of Credit Funding, the Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuing Lender will distribute to the Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the Agent, for the account of the Issuing Lender, any portion thereof previously distributed by the Issuing Lender to it.

     Section 3.06. Further Assurances. The Borrower hereby agrees to do and perform any and all acts and to execute any and all further instruments from time to time reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit opened hereunder.

     Section 3.07.  Obligations Absolute.  The payment
obligations
of the Borrower under Section 3.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, any other
Facility Document, the transactions contemplated herein, or any unrelated transaction;

          (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that this subparagraph (b) shall not relieve the Issuing Lender of any liability as to any insufficiency determined to have resulted from (i) the gross negligence or willful misconduct of the Issuing Lender or (ii) violations of the standards set forth in the UCP;

          (c) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, provided that this subparagraph (c) shall not relieve the Issuing Lender of any liability determined to have resulted from (i) the gross negligence or willful misconduct of the Issuing Lender or (ii) violations of the standards set forth in the UCP; or

          (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, provided that this subparagraph (d) shall not relieve the Issuing Lender of any liability determined to have resulted from (i) the gross negligence or willful misconduct of the Issuing Lender or (ii) violations of the standards set forth in the UCP.

     Section 3.08. Cash Collateral Account. If the Commitments are duly terminated and all amounts owing under this Agreement, the Notes and the Letters of Credit become due and payable pursuant to Section 10, the Borrower shall deposit with the Agent, on the date such obligations become due and payable, an amount in cash or Cash Equivalents equal to the Letter of Credit Obligations as of such date and the Letter of Credit fees in accordance with
Section 3.09. Such amount shall be deposited in a cash collateral account to be established by the Agent, for the benefit of the Issuing Lender and the Participating Lenders, and shall constitute collateral security for the Letter of Credit Obligations and other amounts owing hereunder. All amounts in such cash collateral account shall be maintained pursuant to a cash collateral account agreement which shall grant to the Agent a security interest in all such funds and in any investments made therewith or proceeds thereof to secure payment to the Agent of Reimbursement Obligations with respect to outstanding Letters of Credit. In the event that the Agent pays any drawing under a Letter of Credit, the Agent may withdraw funds on deposit to make reimbursement of such drawing, in an amount equal to such drawing. Upon payment by the Borrower of all Reimbursement Obligations with respect to Letters of Credit or the termination or other expiration of all Letters of Credit, remaining funds on deposit in the cash collateral account shall be returned promptly to the Borrower.

     Section 3.09.  Letter of Credit Fees.   (a) The Borrower
agrees to pay the Agent, for the account of the Issuing Lender and the Participating Lenders, a non-refundable letter of credit fee
(a) of one-half of one percent of the face amount under each documentary Letter of Credit payable on payment thereof and (b) computed at the rate of two percent per annum of the aggregate undrawn amount under each standby Letter of Credit, calculated on the basis of a year of 360 days for the actual number of days elapsed, payable on the last Banking Day of each March, June, September and December, commencing on the first such date after the Closing Date.

     (b) The Borrower agrees to pay the Issuing Lender, for its own account, its normal and customary administration, amendment, transfer, payment and negotiation fees charged in connection with its issuance and administration of letters of credit.

          ARTICLE 4.  YIELD PROTECTION; ILLEGALITY; ETC.

     Section 4.01. Additional Costs. (a) The Borrower shall pay directly to each Lender from time to time on demand such amounts as such Lender may determine (and reasonably substantiate in writing) to be necessary to compensate it for any increased costs which such Lender determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Notes or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change relating to any such Loans or such obligation which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (other than franchise, capital, branch profits taxes or taxes imposed with respect to the net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender is organized or has its principal office or such Lending Office or in any other jurisdiction if not imposed by reason of the presence of the Borrower or its Affiliates in such jurisdiction); or
(ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01); provided that no such compensation shall be payable to the extent that the Fixed Rate has been adjusted to account for such increased cost; or
(iii) imposes any other similar condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities).
Each Lender will notify the Borrower in writing of any event occurring after the date of this Agreement which will entitle such
Lender to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Lender requests compensation from the Borrower under this Section 4.01(a), or under Section 4.01(c), the Borrower may, by notice to such Lender (with a copy to the Agent), require that such Lender's affected Loans with respect to which such compensation is requested be converted in accordance with Section 4.04. If any taxes are imposed for which the Borrower would be required to make a payment under this Section 4.01, the Lender shall use its best efforts to avoid or reduce such taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different Lending Office).

          (b) Without limiting the effect of the foregoing provisions of this Section 4.01 (but without duplication), in the event that, by reason of any Regulatory Change, any Lender either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes
Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or renew, and to convert Variable Rate Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all affected Fixed Rate Loans held by such Lender then outstanding shall be converted in accordance with Section 4.04).

          (c) Without limiting the effect of the foregoing provisions of this Section 4.01 (but without duplication), the Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it pursuant to the adoption, effectiveness or implementation of, or any change in, any law or regulation of any jurisdiction or any written interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder, its obligation to make Loans hereunder or its obligation to issue, or participate in, any Letter of Credit (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Borrower if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it determines to request such compensation.

          (d) Determinations and allocations by a Lender for purposes of this Section 4.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans, its obligation to make Loans or its obligation to issue, or participate in, any Letter of Credit, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Lender under this Section 4.01, shall be set forth in a certificate, signed by an officer of such Lender, delivered to Borrower and the Agent, which includes the amount required to be paid by the Borrower to such Lender and the computations made by such Lender to determine such amount. Any such determination and allocation shall be conclusive, absent demonstrable error, provided that such determinations and allocations are made on a reasonable basis.

     Section 4.02. Limitation on Fixed Rate Loans. Anything herein to the contrary notwithstanding, if:

          (a)  the Agent reasonably determines (which
determination shall be conclusive, absent demonstrable error) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Fixed Rate Loans as provided in this Agreement; or

          (b) the Required Lenders reasonably determine (which determination shall be conclusive, absent demonstrable error) and notify the Agent in writing that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any Fixed Rate Loans is to be determined do not adequately cover the cost to the Lenders of making or maintaining such Loans;

then the Agent shall give the Borrower and each Lender prompt written notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make or renew affected Fixed Rate Loans or to convert Variable Rate Loans into affected Fixed Rate Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding affected Fixed Rate Loans, either prepay such Fixed Rate Loans or convert such Fixed Rate Loans into Variable Rate Loans in accordance with Section 2.05.

     Section 4.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make, maintain or renew Fixed Rate Loans hereunder or convert Variable Rate Loans into Fixed Rate Loans, then such Lender shall promptly notify the Borrower thereof in writing (with a copy to the Agent) and such Lender's obligation to make or renew Fixed Rate Loans and to convert other Variable Rate Loans into Fixed Rate Loans hereunder shall be suspended until such time as such Lender may again make, renew, or convert and maintain such Fixed Rate Loans and such Lender's outstanding Fixed Rate Loans, as the case may be, shall be converted in accordance with Section 4.04.

     Section 4.04. Certain Conversions pursuant to Sections 4.01 and 4.03. If Fixed Rate Loans are to be converted pursuant to
Section 4.01 or 4.03, such Lender's Fixed Rate Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for such Lender's Fixed Rate Loans (or, in the case of a conversion required by Section 4.03, on such earlier date as such Lender may specify in writing to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01 or 4.03 which gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Fixed Rate Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Fixed Rate
Loans
shall be applied instead to its Variable Rate Loans; and

          (b) all Loans which would otherwise be made or renewed by such Lender as Fixed Rate Loans shall be made instead as Variable Rate Loans and all Variable Rate Loans of such Lender which would otherwise be converted into Fixed Rate Loans shall remain as Variable Rate Loans.

     If such Lender gives written notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section
4.01 or 4.03 which gave rise to the conversion of such Lender's Fixed Rate Loans pursuant to this Section 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Fixed Rate Loans are outstanding, such Lender's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Fixed Rate Loans to the extent necessary so that, after giving effect thereto, all Fixed Rate Loans held by the Lenders holding Fixed Rate Loans and by such Lender are held pro rata (as to principal amounts, types, classes and Interest Periods) in accordance with their respective Commitments.

     Section 4.05. Certain Compensation. Subject to such Lender's reasonable efforts to mitigate such losses, costs and expenses, the Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or reasonable expense which such Lender determines is attributable to:

          (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by such Lender on a date other than the last day of an Interest Period for such Loan (whether by reason of acceleration or otherwise); or

          (b) any failure by the Borrower to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Lender on the date specified therefor in the relevant notice under Sections 2.04, 2.05 or 2.07, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current
Interest Period for such Fixed Rate Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Fixed Rate Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Fixed Rate Loan provided for herein; over (ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market (if such Loan is a Fixed Rate
Loan)
for Dollar deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this Section
4.05 shall be conclusive absent demonstrable error.

     Section 4.06. Lending Office Designations. Before giving any notice to the Borrower pursuant to Section 4.01 or Section 4.03, a Lender shall, if possible, designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the reasonable judgment of the Lender, be otherwise disadvantageous to the Lender.

          ARTICLE 5.  CONDITIONS PRECEDENT.

     Section 5.01. Documentary Conditions Precedent. The obligations of the Lenders to make the Loans constituting the initial borrowing and of the Issuing Lender to issue the Letters of Credit are subject to the condition precedent that the Agent shall have received on or before the Closing Date each of the following, in form and substance reasonably satisfactory to the
Agent:

          (a) counterparts of this Agreement executed by the Borrower;

          (b)  the Notes duly executed by the Borrower;

          (c) the Unconditional Guaranty executed by the Guarantor;

          (d) the Security Agreement duly executed by the Borrower together with (i) executed copies of the financing statements (UCC-1) duly filed under the Personal Property Securities Act and the Uniform Commercial Code of all jurisdictions necessary or, in the reasonable opinion of the Agent, desirable to perfect the security interests created by the Security Agreement; (ii) executed copies of the termination statements (UCC-3) to be filed under the Uniform Commercial Code of all jurisdictions necessary to terminate the security interests of other Persons (other than Persons having Liens permitted under Section 7.03) in and to the collateral purported to be covered by the Security Agreement; and (iii) copies of searches identifying all of the financing statements on file with respect to the Borrower and the Seller in all jurisdictions referred to under
(i)
of this Section 5.01(d);

          (e) the Trademark Security Agreement duly executed by the Borrower together with (i) evidence that a trademark assignment has been duly filed in the United States Patent and Trademark Office and in all other jurisdictions as the Agent may reasonably specify and all security interests in the collateral purported to be created by the Trademark Security Agreement have been duly perfected; (ii) evidence of the termination of all assignments to other Persons in and to the collateral purported to be covered by the Trademark Security Agreement; and (iii) copies of searches identifying all trademark assignments on file with respect to the Borrower and the Seller in the United States Patent and Trademark Office and in all other jurisdictions as the Agent may reasonably specify;

          (f) the Pledge Agreement duly executed by the Guarantor together with (i) executed copies of the financing statements (UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the Pledge Agreement,
(ii) copies of searches identifying all of the financing statements on file with respect to the Guarantor in all jurisdictions referred to under (i) of this Section 5.01(f) indicating that no party claims an interest in and to the collateral purported to be covered by the Pledge Agreement and
(iii) stock certificates representing all of the outstanding capital stock of the Borrower held by the Guarantor together with undated stock powers executed in blank;

          (g) the Management Agreement duly executed by the Borrower and the Guarantor;

          (h) the Affiliate Subordination Agreement duly executed by the Borrower and the Guarantor;

          (i) certificates or other evidence of casualty insurance policies covering all of the Property subject to the Lien of the Agent under the Security Documents with appropriate loss payable endorsements indicating assignment of proceeds thereunder to the Agent and certificates or other evidence of liability insurance with appropriate endorsements indicating the coverage of the Agent as an additional insured;

          (j) certificates of the Secretary or Assistant Secretary of each of the Borrower and the Guarantor, dated the Closing Date, (i) attesting to all corporate action taken by each such Person, including resolutions of its Boards of Directors authorizing the execution, delivery and performance of each of the
Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement, (ii) certifying the names and true signatures of the officers of each such Person authorized to sign the Facility Documents to which it is a party and the other documents to be delivered by it under this Agreement and (iii) verifying that the charter and by-laws of each such Person attached thereto are true, correct and complete as of the date thereof;

          (k) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, stating that the representations and warranties in Article 6 are true and correct on such date as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date), all agreements and conditions required to be performed and complied with by such date have been performed and complied with and that no event has occurred and is continuing which constitutes a Default or Event of Default;

          (l) good standing certificates and certified copies of all charter documents with respect to each of the Borrower and the
Guarantor certified by the Secretary of State of its jurisdiction of incorporation, and evidence that it is qualified as a foreign corporation in every other jurisdiction in which it does business and in which the failure to qualify could reasonably be expected to have a Material Adverse Effect;

          (m)  legal opinions of the Vice President and Associate
General Counsel of the Guarantor and Fish & Neave, special trademark counsel to the Borrower, in substantially the form of Exhibit E and as to such other matters as the Agent may reasonably request;

          (n) evidence that the Mistic Acquisition shall have been consummated in accordance with the Mistic Acquisition Documents to be accompanied by opinions of (i) Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Borrower and the Guarantor, and (ii) Pryor, Cashman, Sherman & Flynn, counsel to the Mistic Sellers, delivered in connection with the Mistic Acquisition;

          (o) a certificate of a duly authorized officer of the Borrower, dated the Closing Date, attaching true and correct copies of (i) all material consents under any indenture, agreement, lease or instrument obtained in connection with the Mistic Acquisition and (ii) all consents and authorizations required or advisable in connection with the Mistic Acquisition under any law, rule or regulation;

          (p) evidence that the Guarantor shall deliver or cause to be delivered to the Borrower a capital contribution in an aggregate amount not less than $25,000,000;

          (q) evidence of the repayment in full of all indebtedness owed by Mistic to Bank of New York (including the retirement of any outstanding letters of credit) and payment of all fees, commissions and expenses payable in connection with such repayment;

          (r) certified complete and correct copies of the Mistic
Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any);

          (s)  certified complete and correct copies of the Tax
Sharing Agreement;

          (t) certified complete and correct copies of each of the financial statements referred to in Section 6.05;

          (u) an independent field audit of the accounts receivable, records, and information systems of Mistic;

          (v) an initial borrowing notice of the Borrower relating to the Loans to be made and the Letters of Credit to be issued on the Closing Date together with a letter from the Borrower containing wire transfer instructions and account information relating to the funds to be made available by the Lenders to the Borrower on the Closing Date;

          (w) a Borrowing Base Certificate calculated on the basis of the Borrower's Eligible Receivables as of a date not more than 30 days prior to the Closing Date and the Borrower's
Eligible
Inventory as of a date not more than 45 days prior to the Closing
Date; and

          (x) evidence of insurance policies issued to the Borrower by reputable insurers, acceptable to the Agent in its reasonable discretion, and in amounts and providing such coverages as are acceptable to the Agent in its reasonable discretion, which insurance shall have been reviewed by one or more of the Agent's risk managers and shall have been endorsed to require at least 30 days prior written notice to the Agent of cancellation, non-renewal or any other material change.

     Section 5.02. Additional Conditions Precedent. The obligations of the Lenders to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) or to issue any Letters of Credit shall be subject to the further conditions precedent that on the date of such Loans or the issuance of such Letters of Credit the following statements shall be true: (a) the representations and warranties contained in Article 6 and in each of the other Facility Documents are true and correct on and as of the date of such Loans or the issuance of such Letter of Credit as though made on and as of such date (provided that (x) any representations and warranties which speak to a specific date shall remain true and correct in all material respects as of such specific date, (y) in the case of the initial borrowing and the initial issuance of a Letter of Credit, such representations and warranties shall only be required to be true and correct as of the
Mistic Acquisition Effective Time and (z) in the case of subsequent borrowings and subsequent issuances of Letters of Credit, such representations and warranties shall only be required to be true and correct in all material respects as of the date of such borrowings or such issuances); and (b) no Default or Event of
Default has occurred and is continuing, or would result from such Loans or the issuance of Letters of Credit.

     Section 5.03. Deemed Representations. Each notice of borrowing or request for the issuance of a Letter of Credit hereunder and acceptance by the Borrower of the proceeds of such borrowing or the benefit of such Letter of Credit shall constitute a representation and warranty that the statements contained in
Section 5.02 are true and correct both on the date of such notice or request and, unless the Borrower otherwise notifies the Agent prior to such borrowing or such issuance, as of the date of such borrowing or such issuance.

            ARTICLE 6.  REPRESENTATIONS AND WARRANTIES.

     The Borrower hereby represents and warrants that:

     Section 6.01. Incorporation, Good Standing and Due Qualification. Each of the Consolidated Entities is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect.

     Section 6.02. Corporate Power and Authority; No Conflicts. The execution, delivery and performance by each of the Obligors of the Facility Documents to which it is a party, the borrowings hereunder and the issuance of the Letters of Credit have been duly authorized by all necessary corporate action and do not and will not: (a) require any consent or approval of its stockholders;
(b) contravene its charter or by-laws; (c) violate any provision of, or require any filing (other than the filing of the financing statements and assignments required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule or regulation (including, without limitation, Regulations G, T, U and X of the Federal Reserve Board) or any order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Guarantor or any of its Subsidiaries; or (f) cause the Guarantor or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 6.03.  Legally Enforceable Agreements.  Each
Facility
Document to which any Obligor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 6.04. Litigation. Except as set forth on Schedule IV hereto, there are no actions, suits or proceedings pending or, to the Knowledge of the Borrower, threatened in writing against or affecting any Consolidated Entity before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

     Section 6.05.  Financial Statements.

          (a) The combined balance sheets of Mistic as at December 31, 1994, 1993, 1992 and 1991, and the related combined income statements and combined statement of cash flows and changes in stockholders' equity of Mistic, for the Fiscal Years then ended, and the accompanying footnotes, together with the opinion thereon of Grant Thornton LLP, independent certified public accountants, and the interim combined balance sheet of Mistic as at June 30, 1995 and the related combined income statement and combined statements of cash flows and changes in stockholders' equity of Mistic for the six month period then ended, copies of which have been furnished to each of the Lenders, to the Knowledge of the Borrower, are complete and correct in all material respects and fairly present the financial condition of Mistic at such dates and the results of the operations of Mistic for the periods covered by such statements, all in accordance with GAAP consistently applied.

          (b) A true and correct copy of the pro forma balance sheet of the Borrower as of the Closing Date (the "Pro Forma Balance Sheet") has heretofore been delivered to the Agent. The Pro Forma Balance Sheet reflects in all material respects those adjustments to the unaudited interim combined balance sheet of Mistic as of June 30, 1995 to be made in connection with the consummation of the Mistic Acquisition and the transactions contemplated by the Facility Documents, as if such transactions had occurred on June 30, 1995, subject to audit adjustments.

          (c) The projected balance sheet of the Borrower for its current and subsequent Fiscal Years and its operating plan for such Fiscal Years, including budget, personnel, facilities and Capital Expenditure projections, on a monthly basis, and projected income and cash flows statements for each such Fiscal Year, on a monthly basis, incorporating the items detailed in such operating plan for each such Fiscal Year, and accompanied by a description of the material assumptions used in making such operating plan, have each been prepared as of the Closing Date in good faith and, to the Knowledge of the Borrower, are based on reasonable estimates for the operating performance of the Borrower on and after the Closing Date.

          (d) Except as set forth on the Pro Forma Balance Sheet, to the Knowledge of the Borrower, as of the Closing Date, there are no liabilities of the Borrower, fixed or contingent, which are material but are not reflected on the Pro Forma Balance Sheet or in the notes thereto and which would be required to be recorded on the Pro Forma Balance Sheet in accordance with GAAP. No information, exhibit or report furnished by the Borrower, the Guarantor or any Affiliate to the Lenders in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since December 31, 1994, there has been no change (other than events affecting the general economy of the United States or affecting all participants in the beverage industry) which could reasonably be expected to have a Material Adverse Effect.

     Section 6.06.  Ownership and Liens.  Each of the
Consolidated
Entities has title to, or valid leasehold interests in, all of its material Properties reflected in the financial statements referred to in Section 6.05 (other than any Properties disposed of in the ordinary course of business or otherwise disposed of in accordance with the terms of this Agreement), and none of the Properties owned by any Consolidated Entity and none of its leasehold interests is subject to any Lien, except as may be permitted hereunder and except for the Liens created by the Security Documents.

     Section 6.07. Taxes. Each of the Consolidated Entities has filed all material tax returns (federal, state and local) required to be filed and has paid all material taxes, assessments and governmental charges and levies shown as due thereon, including interest and penalties, if applicable. The charges, accruals and reserves on the books of the Consolidated Entities in respect of taxes, assessments and other governmental charges are adequate, in the aggregate, under GAAP.

     Section 6.08. ERISA. Each Plan and, to the Knowledge of the
Borrower, Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable federal or state law, and no event or condition is occurring or exists concerning which any Consolidated
Entity would be under an obligation to furnish a report to the Lender in accordance with Section 7.08(k) hereof. As of the Closing Date, there exists no Unfunded Benefit Liabilities.

     Section 6.09. Subsidiaries and Affiliates. As of the Closing Date, the Borrower has no Subsidiaries. As of the Closing
Date, Schedule II sets forth the name of (a) each Subsidiary of the Guarantor, in each case showing the jurisdiction of incorporation of each such Subsidiary and percentage of the Guarantor's ownership in such Subsidiary and (b) to the actual knowledge of the Borrower, each Affiliate that has an ownership interest in the Guarantor, in each case showing the percentage of such Affiliate's ownership interest in the Guarantor. All of the outstanding shares of capital stock of each Consolidated Entity are validly issued, fully paid and nonassessable. Except as set forth on Schedule II, no Consolidated Entity owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

     Section 6.10. Capitalization. As of the Closing Date, the authorized capital stock of the Borrower consists of 3,000 shares of Common Stock, 884.25 shares of which are issued and outstanding, and all of which are owned by the Guarantor. All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options or warrants granted or issued by or binding upon the Borrower for the purchase or acquisition by any other Person of any shares of capital stock of the Borrower or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock. The Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or such other rights. The Borrower is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. Except as set forth in the Facility Documents, the Borrower is not a party to any agreement restricting the voting or transfer of any shares of the capital stock of the Borrower.

     Section 6.11.  Credit Arrangements.  As of the Closing Date,
Schedule III is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any Consolidated Entity is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

     Section 6.12. Operation of Business. Each of the Consolidated Entities possesses all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct the Business substantially as being conducted and, to the Knowledge of the Borrower, no Consolidated Entity is in violation of any valid rights of others with respect to any of the foregoing.

     Section 6.14.  Hazardous Materials.  Each of the
Consolidated
Entities is in compliance in all material respects with all Environmental Laws in effect in each jurisdiction where it is presently doing business. No Consolidated Entity is subject to any material liability under any Environmental Law.

     As of the Closing Date, no Consolidated Entity has received any (i) notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any
Environmental Law as a Hazardous Material disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Law, (ii) notice of any Lien arising under or in connection with any Environmental Law that has attached to any revenues of, or to, any of its owned or leased real Properties, or (iii) summons, citation, notice, directive, letter, or other written communication from any Governmental Authority concerning any intentional or unintentional action or omission by such Consolidated Entity in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Material into the environment resulting in any violation of any Environmental Law.

     Section 6.15.  No Default on Outstanding Judgments or
Orders.
Each of the Consolidated Entities has satisfied all final judgments in all material respects and no Consolidated Entity is in default with respect to any final judgment, writ, injunction, decree, law, rule or regulation of any Governmental Authority which default could reasonably be expected to have a Material Adverse Effect.

     Section 6.16. No Defaults on Other Agreements. No Consolidated Entity is a party to any indenture, loan or credit agreement or any material lease or other material agreement or instrument or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. No Consolidated Entity is in default in any respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party which could reasonably be expected to have a Material Adverse Effect.

     Section 6.17. Labor Disputes and Acts of God. Neither the Business nor the Properties of any Consolidated Entity are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), in each case which could reasonably be expected to have a Material Adverse Effect.

     Section 6.18. Governmental Regulation. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability in any material respect to incur indebtedness for money borrowed as contemplated hereby.

     Section 6.19.  No Forfeiture.  Neither any Consolidated
Entity nor the Guarantor is subject to a Forfeiture Proceeding.

     Section 6.20.  Solvency.

          (a) The present fair saleable value of the assets of each Obligor after giving effect to all the transactions contemplated by the Facility Documents and the funding of the Commitments and the issuance of the Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Obligor as they mature.

          (b) The Property of each Obligor does not constitute unreasonably small capital for such Obligor to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Obligor.

          (c) Each Obligor does not intend to, nor does such Obligor believe that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Obligor, and of amounts to be payable on or in respect of debt of such Obligor). The cash available to such Obligor after taking into account all other anticipated uses of the cash of such Obligor, is anticipated to be sufficient to pay all such amounts on or in respect of debt of such Obligor when such amounts are required to be paid.

     Section 6.21. Representations and Warranties in the Mistic Acquisition Documents. The Agent has received a complete and correct copy of the Mistic Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. The Mistic Acquisition Documents have been duly executed and delivered by the parties thereto and are in full force and effect. Each of the representations and warranties set forth in each of the Mistic Acquisition Documents of the Borrower, and to the Knowledge of the Borrower, of each such other Person party thereto, is true and correct in all material respects as of the Closing Date. Each Mistic Acquisition
Document is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
All transactions contemplated by the Mistic Acquisition Documents to be consummated on or prior to the Closing Date have been consummated without amendment, waiver or modification of the terms thereof.

          ARTICLE 7.  AFFIRMATIVE COVENANTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall, and shall cause each of its Subsidiaries to:

     Section 7.01. Maintenance of Existence. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     Section 7.02. Conduct of Business. Continue to primarily engage in the Business.

     Section 7.03. Maintenance of Properties. Maintain, keep and preserve all of its Properties necessary or useful in the conduct of the Business in good working order and condition, ordinary wear and tear excepted, except where the failure to maintain, keep or preserve such Properties could not reasonably be expected to have a Material Adverse Effect.

     Section 7.04. Maintenance of Records. Keep adequate records and books of account in which true and correct entries will be made reflecting all material financial transactions of each Consolidated Entity and which shall be compiled in such form which will allow the Borrower to prepare its consolidated financial statements in accordance with GAAP.

     Section 7.05. Maintenance of Insurance. Maintain, or have maintained on its behalf by the Guarantor or the Borrower, insurance with financially sound and reputable insurance companies or associations accorded a rating by A.M. Best Company of "A-" or better and a size rating of "XI" or better in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

     Section 7.06. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, the Food and Drug Act and any Environmental Law), such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its Property, except if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained.

     Section 7.07. Right of Inspection. At any reasonable time and from time to time, upon prior written notice and during normal business hours (but no prior notice shall be required if a Default or an Event of Default has occurred and is continuing), permit the
Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Properties of, any Consolidated Entity, and to discuss the affairs, finances and accounts of such Consolidated Entity with its officers and directors and independent accountants; provided that the Agent and the Lenders agree that they shall use their best efforts to minimize interference with such Consolidated Entity's business.

     Section 7.08. Reporting Requirements. Furnish directly to each of the Lenders:

          (a) as soon as available and in any event within 105 days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such Fiscal Year and consolidated and consolidating income statements and statements of cash flows and changes in stockholders' equity of the Consolidated Entities for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year (except that comparative figures shall not be required in any financial statements delivered prior to September 30, 1996) and all prepared in accordance with GAAP and accompanied by an unqualified opinion thereon without qualification by Deloitte & Touche LLP or other independent accountants of national standing selected by the Borrower;

          (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated and consolidating balance sheets of the Consolidated Entities as of the end of such Fiscal Quarter
and
consolidated and consolidating income statements and statements of
cash flows and changes in stockholders' equity of the
Consolidated
Entities for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year (except that comparative figures shall not be required in any financial statements delivered prior to September 30,
1996)
and all prepared in accordance with GAAP (subject to year-end adjustments and the fact that there are no footnotes thereto) and certified by the chief financial officer or the chief accounting officer of the Borrower;

          (c) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), a Compliance Certificate of the chief financial officer or the chief accounting officer of the Borrower (i) certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto, and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

          (d) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a), a certificate of the independent public accountants who audited such statements to the effect that (i) in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof and (ii) such statements fairly present the elements of the Borrowing Base (in accordance with the definitions contained herein) as set forth in the Borrowing Base Certificate for the month ending December 31;

          (e)  (i) as soon as available and in any event within
20
days after the end of each calendar month, (A) a Borrowing Base Certificate and (B) a listing of Receivable balances not paid within 90 days of the invoice date and (ii) as soon as available and in any event with 20 days of the end of each Fiscal Quarter,
(A) a detailed aged trial balance of the existing Receivables, specifying each Customer by name and the aged balance of all Receivables due from such Customer and (B) a listing of all Customers from which 35% or more of the aggregate amount of Receivables due have not been not paid within 90 days of the invoice date, specifying the names of such Customers and the total amount of Receivables of such Customers;

          (f) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), copies of all written agreements and invoices between any Consolidated Entity and any Affiliate during each Fiscal Quarter and a list of all payments made to or by any Affiliate (including all Management Fees) during such Fiscal Quarter;

          (g) not later than the 30th day subsequent to the commencement of each Fiscal Year, (i) a projected balance sheet of the Consolidated Entities for such Fiscal Year on a monthly basis and (ii) an operating plan for the Consolidated Entities for such Fiscal Year, including budget, personnel, facilities and Capital Expenditure projections, on a monthly basis, and a projected income and cash flows statement for such Fiscal Year, on a monthly basis, incorporating the items detailed in such operating plan for such Fiscal Year, and accompanied by a description of the material assumptions used in making such operating plan;

          (h) prior to the consummation of any Acceptable Acquisition or, if the consideration for such Acceptable Acquisition is less than $2,000,000, within 10 days after the consummation thereof, all historical financial statements delivered to any Consolidated Entity in connection with such Acceptable Acquisition together with a pro forma balance sheet of the Consolidated Entities on a monthly basis and a pro forma projected income and cash flows statement for the Consolidated Entities for the current and immediately subsequent Fiscal Year on a monthly basis, after giving effect to such Acceptable Acquisition;

          (i) promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental
Authority which could reasonably be expected to result in liability to any Consolidated Entity in excess of $2,000,000;

          (j) as soon as possible and in any event within 10 days after the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

          (k) as soon as possible, and in any event within 10 days after any Consolidated Entity has Knowledge that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, which such Consolidated Entity or an ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Consolidated Entity or an ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Plan with Unfunded Benefit Liabilities in excess of $1,000,000, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within
30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under
Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any such Plan; (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Consolidated Entity or an ERISA Affiliate to terminate any Plan; provided that as a result of such termination, such Consolidated Entity or such ERISA Affiliate will incur liability in excess of $1,000,000;
(iii) the institution by PBGC of proceedings under Section 4042 of
ERISA for the termination of, or the appointment of a trustee to administer, any Plan with Unfunded Benefit Liabilities in excess of $1,000,000, or the receipt by such Consolidated Entity or any ERISA Affiliate of a notice from a similarly underfunded Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan; (iv) the complete or partial withdrawal from a Multiemployer Plan by such Consolidated Entity or any ERISA Affiliate that results in a current payment obligation in excess of $1,000,000 under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt of such Consolidated Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Consolidated Entity or an ERISA Affiliate fails to timely provide security in excess of $1,000,000 to the Plan in accordance with the provisions of said Sections; (vi) any event or circumstance exists which may reasonably be expected to constitute grounds for such Consolidated Entity or any ERISA Affiliate to incur liability in excess of $1,000,000 under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Code with respect to any Plan; or (vii) the Unfunded Benefit Liabilities of one or more
Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Consolidated Entities; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 3 year period $1,000,000;

          (l) promptly after the request of any Lender, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Plan (including, to the extent required by Section
104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be required to be furnished only if they are reasonably available to any Consolidated Entity or an ERISA Affiliate;

          (m) subsequent to such Consolidated Entity having a class of equity securities registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly after the sending or filing thereof, copies of all proxy statements, quarterly financial statements and reports which any Consolidated Entity sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements which such Consolidated Entity files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

          (n) promptly after becoming aware of the existence of any material violation or alleged material violation of any Environmental Law by any Consolidated Entity and with respect to any facility owned or leased by such Consolidated Entity, prompt written notice of and a description of the nature of such violation or alleged violation, what action any Consolidated Entity is taking or proposes to take with respect thereto and, when known, any action taken, or proposed to be taken, by any Governmental Authority with respect thereto;

          (o) promptly after the commencement thereof or promptly after any Consolidated Entity knows of the commencement or threat thereof, notice of any Forfeiture Proceeding; and

          (p) such other information respecting the condition or operations, financial or otherwise, of any Consolidated Entity as the Agent or any Lender may from time to time reasonably request.

     Section 7.09. Interest Rate Protection Agreements. Shall procure within 90 days of the Closing Date and thereafter, so long as the aggregate principal amount of the Term Loans is in excess of $20,000,000, maintain in full force and effect at all times Interest Rate Protection Agreements which may be with one or more of the Lenders to protect itself against fluctuations of interest rates on a notional principal amount of not less than 50% of the aggregate principal amount of the then outstanding Term Loans on terms and conditions reasonably acceptable to the Agent (provided that the term of such Interest Rate Protection Agreements may be as short as two years subject to renewal for subsequent two year terms or such shorter term as may coincide with the remaining period in which the principal amount of the Term Loan (taking into account scheduled repayments hereunder) will exceed $20,000,000).

     Section 7.10. Additional Guarantors. (a) Promptly upon any Person becoming a Domestic Subsidiary, (i) cause such Domestic Subsidiary to (A) guarantee the Obligations, pursuant to a Guaranty substantially in the form of the Unconditional Guaranty,
(B) secure such Guaranty by granting a security interest in all of its personal Property to the Agent, pursuant to a security agreement substantially in the form of the Security Agreement, and
(C) secure such Guaranty by pledging all of the equity securities held by such Domestic Subsidiary (provided that any securities of a Foreign Subsidiary pledged will not exceed 65% of such Foreign Subsidiary's voting capital), pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent,
(ii) pledge all of the equity securities of such Domestic Subsidiary owned by any Consolidated Entity to the Agent, pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent, and (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Article 4 hereof or as the Agent shall have reasonably requested.

     (b)  Promptly upon any Person becoming a Foreign Subsidiary,
(i) pledge 65% of the equity securities constituting 65% of such Foreign Subsidiary's voting capital owned by any Consolidated Entity to the Agent, pursuant to a pledge agreement in form and substance reasonably satisfactory to the Agent, and (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Borrower pursuant to Article 4 hereof or as the Agent shall have reasonably requested.

                  ARTICLE 8.  NEGATIVE COVENANTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall not, and shall not permit any Subsidiary to:

     Section 8.01. Debt. Create, incur, assume or suffer to exist any Debt, except:

          (a) Debt of the Borrower under this Agreement, the Notes, the Letters of Credit and the other Facility Documents;

          (b) Debt described on Schedule III and any renewals, extensions or refinancings thereof, provided that any such renewal, extension or refinancing shall not increase the then outstanding principal amount of such Debt;

          (c) Debt consisting of Guaranties permitted pursuant to
Section 8.02;

          (d)  Debt under Interest Rate Protection Agreements;

          (e)  Debt under the Permitted SARs;

          (f) Debt consisting of accrued Management Fees permitted by Section 8.13 provided that such Debt is subordinated to the Obligations on terms and conditions set forth in the Affiliate Subordination Agreement;

          (g) accounts payable to trade creditors for goods or services which are not aged more than 90 days from billing date and current operating liabilities (other than for borrowed money) which are not more than 90 days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings;

          (h) Debt (including Debt assumed in connection with an Acceptable Acquisition) incurred in accordance with this Section 8.01(h) secured by Purchase Money Liens permitted by Section 8.03(i), provided that the aggregate principal amount of all such Debt for all Consolidated Entities together with all Debt secured by Purchase Money Liens described on Schedule III does not exceed at any time (i) if such time is on or before December 31, 1995, $1,500,000, (ii) if such time is after December 31, 1995 and on or before December 31, 1996, $3,000,000 and (iii) if such time is after December 31, 1996, $5,000,000; and

          (i)  Debt incurred or assumed in accordance with this
Section 8.01(i) in connection with any Acceptable Acquisition subordinated to the Obligations on terms and conditions acceptable to the Required Lenders, provided (i) that no such Debt shall be incurred or assumed on or prior to December 31, 1996, (ii) if such
Acceptable Acquisition occurs during the Fiscal Year ending on December 31, 1997, the aggregate principal amount of the Debt incurred or assumed in connection with such Acceptable Acquisition and for all prior Acceptable Acquisitions during such Fiscal Year does not exceed $5,000,000 and (iii) if such Acceptable Acquisition occurs during each Fiscal Year ending thereafter, the aggregate principal amount of the Debt incurred or assumed in connection with such Acceptable Acquisition and for all prior Acceptable Acquisitions during each such Fiscal Year does not exceed $7,500,000.

     Section 8.02. Guaranties. Create, incur, assume or suffer to exist any Guaranty, except:

          (a)  Guaranties by endorsement of negotiable
instruments
for deposit or collection or similar transactions in the ordinary course of business;

          (b) Guaranties by the Subsidiaries of the Borrower of the Obligations;

          (c) Guaranties by the Borrower of Debt of its Subsidiaries permitted by Section 8.01 and rental obligations of its Subsidiaries under leases permitted under Section 8.04; and

          (d) Guaranties by the Borrower of the rental obligations of distributors under leases; provided the aggregate amount of such obligations guarantied does not exceed at any time
$1,000,000.

     Section 8.03. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its Property, now owned or hereafter acquired, except:

          (a) Liens in favor of the Agent on behalf of the Lenders securing the Obligations hereunder, under the Notes, under the Letters of Credit and under the other Facility Documents;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than Liens in excess of $1,000,000 under ERISA or the related provisions of the Code);

          (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (f) judgment and other similar Liens arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Consolidated Entity of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

          (h) Liens described on Schedule III provided that such Liens shall secure only those obligations which they secure on the date hereof or any renewals, extensions or refinancings thereof permitted pursuant to Section 8.01(b) but not the extensions of such Liens to other Property; and

          (i)  Purchase Money Liens; provided that:

               (i) any Property subject to such Purchase Money Lien is acquired by any Consolidated Entity (A) in an Acceptable Acquisition in compliance with Section 8.01(h) or (B) in the ordinary course of its business, and the Lien on any such Property is created contemporaneously with, or assumed in connection with, such acquisition;

               (ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition of the Property covered thereby to such Consolidated Entity acquiring the same;

               (iii)     each such Lien shall attach only to the
Property so acquired and fixed improvements thereon; and

               (iv) the obligations secured by such Lien are permitted by the provisions of Section 8.01(h) and, in the case of
Capital Expenditures, the related expenditure is permitted under
Section 8.12.

     Section 8.04. Leases. Create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any Property, except:

          (a) leases existing on the date of this Agreement and any extensions, supplements or renewals thereof;

          (b)  Capital Leases permitted by Section 8.01, Section
8.03 and Section 8.12; and

          (c) leases (other than Capital Leases) which do not in the aggregate require the Consolidated Entities to make payments (including taxes, insurance, maintenance and similar expense which any Consolidated Entity is required to pay under the terms of any lease) in any Fiscal Year in excess of $500,000.

     Section 8.05. Investments. Make any Investment, except for:

          (a)  Investments in cash and Cash Equivalents;

          (b) Investments in Property to be used or useful in the ordinary course of business of any Consolidated Entity;

          (c) Investments in stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to any Consolidated Entity;

          (d)  Investments made in connection with an Acceptable
Acquisition of a Foreign Subsidiary;

          (e)  Investments of Property (other than the
Trademarks)
in any Obligor or in any corporation that concurrently with such Investment becomes an Obligor;

          (f)  Investments of Property (other than the
Trademarks)
in any Foreign Subsidiary or in connection with an Acceptable
Acquisition of a Foreign Subsidiary, provided that the aggregate amount of all such Investments does not exceed $2,000,000;

          (g)  Investments of the Trademarks in any Special
Trademark Subsidiary and Investments in certain assets permitted under Section 8.17; and

          (h) Investments in travel, vacation and similar advances to employees of any Consolidated Entity for the reimbursement of expenses made or incurred in the ordinary course of business.

     Section 8.06. Distributions. Make any Distribution, except that:

          (a) any Consolidated Entity may make Distributions payable solely in its common stock; and

          (b)  any Subsidiary of the Borrower may make
Distributions to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

          (c) the Borrower may make Distributions to fulfill its obligations upon the exercise of the Permitted SARs so long as no Default or Event of Default has occurred and is continuing or would occur and be continuing after giving effect to such Distribution; and

          (d) the Borrower may make Distributions on the Closing Date to the Guarantor not in excess of (a) $100,000 as reimbursement for certain fees and expenses paid by the Guarantor on behalf of the Borrower prior to the Closing Date, (b) $100,000 as reimbursement for legal fees and expenses provided by the Guarantor on behalf of the Borrower prior to the Closing Date and
(c) $500,000 as reimbursement for fees and expenses for advisory related services provided by the Guarantor in connection with the Mistic Acquisition, the Loans and the Letters of Credit; provided that the aggregate amount of all such fees and expenses together with all other fees and expenses paid (whether or not paid on the Closing Date) in connection with the Mistic Acquisition, the Loans and the Letters of Credit to be issued on the Closing Date shall not exceed $4,000,000.

     Section 8.07. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired
Property (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests), except:

          (a) any sale, lease, assignment, transfer or other disposition of Property during each Fiscal Year for fair market value in cash so long as the aggregate consideration for such disposition and all other dispositions made during such Fiscal Year does not exceed $2,000,000, the proceeds are applied in accordance with Section 2.06(b) and no Default or Event of Default has occurred and is continuing or would occcur and be continuing after giving effect to such disposition;

          (b) for Inventory disposed of in the ordinary course of business; and

          (c) the sale or other disposition of assets no longer used or useful in the conduct of its business.

     Section 8.08. Transactions with Affiliates. (a) Make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to any Affiliate; (c) merge into or consolidate with or purchase or acquire Property from any Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guaranties and assumption of obligations of any Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, officer or employee of any Consolidated Entity and receive reasonable compensation for his or her services in such capacity and (y) the Borrower may enter into the Management Agreement, the Tax Sharing Agreement and any Consolidated Entity may enter into other transactions (other than Investments by any Consolidated Entity in any Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business; provided that in each case in the foregoing clause (y) the monetary or business consideration arising therefrom would be substantially as advantageous to such Consolidated Entity as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate. Notwithstanding the foregoing, any Consolidated Entity may make payments to the Guarantor in satisfaction of the Borrower's obligations under employee benefit programs for employees of the Consolidated Entities.

     Section 8.09. Mergers. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the assets or the business of any Person (or enter into any agreement to do any of the foregoing), except that:

          (a) any Wholly-Owned Subsidiary may merge into or consolidate with or transfer substantially all of its assets to the Borrower or any other Wholly-Owned Subsidiary of the Borrower;
and

          (b) any Consolidated Entity may effect any Acquisition permitted by Section 8.10.

     Section 8.10. Acquisitions. Make any Acquisition other than an Acceptable Acquisition.

     Section 8.11. No Activities Leading to Forfeiture. Engage in or propose to be engaged in the conduct of any business or activity which could reasonably be expected to result in a Forfeiture Proceeding.

     Section 8.12. Capital Expenditures. Make or commit to make any Capital Expenditure, except for Consolidated Capital Expenditures made in the ordinary course of business (a) during the Fiscal Year ending on December 31, 1995, not exceeding $500,000 in the aggregate, (b) during the Fiscal Years ending on December 31, 1996 and December 31, 1997, not exceeding $1,200,000 in the aggregate for each such Fiscal Year and (c) during each Fiscal Year ending thereafter, not exceeding $1,500,000 in the aggregate for each such Fiscal Year.

     Section 8.13. Management Fees. Accrue or make any payment with respect to Management Fees; provided that (a) Management Fees may be accrued and paid monthly in accordance with, and subject to the limitations contained in, the Management Agreement; (b) no Default or Event of Default exists or would exist after giving effect to the making of any such payment; (c) during the Fiscal Year ending on December 31, 1995, no Management Fee may be accrued or paid; (d) during the Fiscal Year ending on December 31, 1996 and during each Fiscal Year ending thereafter, no more than $1,500,000 in Management Fees may be accrued for each such Fiscal Year; (e) during the Fiscal Year ending on December 31, 1996, no more than $1,500,000 in Management Fees may be paid during such Fiscal Year; (f) during the Fiscal Year ending on December 31, 1997 and during each Fiscal Year ending thereafter, no more than $1,750,000 of Management Fees may be paid (including amounts accrued and unpaid for prior Fiscal Years) during each such Fiscal
Year; and (g) all such Management Fees are subordinate to the Obligations on terms and conditions set forth in the Affiliate Subordination Agreement.

     Section 8.14. Borrower Capital Stock. Issue, sell or exchange, agree or obligate itself to issue, sell or exchange, any additional shares of capital stock of the Borrower except
(a) directors' qualifying shares; (b) Common Stock issued as a stock dividend or upon a stock split to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;
(c)
shares of Common Stock, or options exercisable therefor, or measurement shares for which stock appreciation rights have been issued, to directors, officers or employees of or consultants to any Consolidated Entity pursuant to any qualified or non-qualified stock option plan or agreement, employee stock ownership plan, stock purchase agreement, stock plan, stock restriction agreement, employment agreement or consulting agreement or such other options, arrangements, agreements or plans approved by the Board of Directors of the Borrower so long as the aggregate number of such shares does not exceed 15% of the Fully Diluted Outstanding Common Stock at the time of proposed issuance; and (d) shares of Common Stock so long as no more than 10% of the Fully Diluted Outstanding Common Stock is issued to any Person or two or more Persons acting in concert (other than (w) the Guarantor, (x) any Affiliate, including, without limitation, Nelson Peltz and Peter May and any of their respective affiliates controlled by them including DWG Acquisition Group, L.P. or any affiliate thereof, so long as all such shares shall remain subject to the Lien of the Pledge Agreement, (y) Michael Weinstein, any member of his immediate family and any trust for the benefit of any such family member or (z) Ernest Cavallo, any member of his immediate family and any trust for the benefit of any such family member) and the Guarantor continues to own, directly or indirectly at least 51% of the Fully Diluted Outstanding Common Stock.

     Section 8.15. Rights under Other Agreements. Amend, or waive or otherwise relinquish any of its rights or causes of action in a manner adverse (or, in the case of any Mistic Acquisition Document, materially adverse) to the Borrower and its Subsidiaries, taken as a whole, or the Lenders under or arising out of any provision of any Mistic Acquisition Document, the Management Agreement and the Tax Sharing Agreement.

     Section 8.16. Restrictions. Enter into, or suffer to exist, any agreement with any Person other than the Agent or the Lenders that (a) prohibits, requires the consent of such Person for or limits the ability of (i) any Consolidated Entity to make Distributions, pay liabilities owed to any other Consolidated Entity, make loans or advances to any Consolidated Entity or transfer any of its property to any other Consolidated Entity,
(ii) any Consolidated Entity to create, incur, assume or suffer to exist any Lien upon any of its Property or (iii) any Obligor to enter into any modification or supplement of the Facility Documents; or (b) contains financial covenants which, taken as a whole, are more restrictive on the Consolidated Entities than the financial covenants contained in Article 9.

     Section 8.17. Special Trademark Subsidiaries. Permit any Special Trademark Subsidiary at any time to (i) create, incur, assume or have outstanding any Debt or other liabilities or obligations except for the Guaranty of the Obligations hereunder or liabilities incurred in the ordinary course in connection with the maintenance of its existence or the protection of the Trademarks; (ii) own any asset except the Trademarks, rights under license agreements relating to the Trademarks and assets (including cash and Cash Equivalents) owned in connection with the maintenance of its existence; (iii) enter into any transaction of merger, consolidation or amalgamation other than into the Borrower or into another Special Trademark Subsidiary; (iv) create, incur or permit to exist any Lien on or in respect of (except in favor of the Agent to secure the Obligations or Liens permitted under
Section 8.03(b), Section 8.03(d), Section 8.03(e), Section
8.03(f)
or Section 8.03(g)), or sell, lease, assign, transfer or otherwise dispose of, any of its of the Trademarks other than to the Borrower; (v) engage in any other business other than, whether directly or indirectly, the holding of and licensing of the Trademarks; or (vi) make or hold any Investment.

     Section 8.18.  No Foreign Trademarks.  Permit any Foreign
Subsidiary to own a Trademark.

     Section 8.19. Fiscal Year. Permit the fiscal year of the Consolidated Entities to end on a day other than December 31.

                 ARTICLE 9.  FINANCIAL COVENANTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any
Commitment:

     Section 9.01. Interest Coverage Ratio. The Borrower shall maintain, as determined at the end of each Fiscal Quarter, an Interest Coverage Ratio of not less than the applicable ratio set forth in the following table:


If such Fiscal Quarter ends                     Applicable Ratio
on or after December 31, 1995 and
on or before September 30, 1996                 2.40 to 1.00
after September 30, 1996 and on or before
September 30, 1997                              2.70 to 1.00
after September 30, 1997 and on or before
September 30, 1998                              3.00 to 1.00
after September 30, 1998 and on or before
September 30, 1999                              3.50 to 1.00
after September 30, 1999                        4.00 to 1.00

   Section 9.02. Fixed Charge Coverage Ratio. The Borrower shall maintain, as determined at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than the applicable ratio set forth in the following table:


If such Fiscal Quarter ends                     Applicable Ratio
on December 31, 1995                            1.60 to 1.00
on March 31, 1996                               1.45 to 1.00
after March 31, 1996 and on or before
September 30, 1998                              1.30 to 1.00
after September 30, 1998 and on or before
September 30, 2000                              1.15 to 1.00
after September 30, 2000                        1.10 to 1.00

   Section 9.03. Leverage Ratio. The Borrower shall maintain, as determined at the end of each Fiscal Quarter, a Leverage Ratio of not greater than the applicable ratio set forth in the following table:


If such Fiscal Quarter ends                     Applicable Ratio
on December 31, 1995 and
on March 31, 1996                               4.50 to 1.00
on June 30, 1996                                4.70 to 1.00
on September 30, 1996                           4.00 to 1.00
after September 30, 1996 and on or before
September 30, 1997                              3.50 to 1.00
after September 30, 1997 and on or before
September 30, 1998                              3.00 to 1.00
after September 30, 1998 and on or before
September 30, 1999                              2.50 to 1.00
after September 30, 1999 and on or before
September 30, 2000                              2.25 to 1.00
after September 30, 2000                        2.00 to 1.00

   Section 9.04.  Minimum Net Worth.  The Borrower shall
maintain at all times Net Worth of not less than the applicable amount set forth in the following table:

If such time is                                 Applicable Amount
on or after the Closing Date and
on or before December 30, 1995                  $25,000,000
after December 30, 1995 and on or before
December 30, 1996                               $26,000,000
after December 30, 1996 and on or before
December 30, 1997                               $29,000,000
after December 30, 1997 and on or before
December 30, 1998                               $33,000,000
after December 30, 1998 and on or before
December 30, 1999                               $39,000,000
after December 30, 1999 and on or before
December 30, 2000                               $45,000,000
after December 30, 2000                         $50,000,000

   Section 9.05. Current Ratio. The Borrower shall maintain at all times a Current Ratio of not less than the applicable ratio set forth in the following table:


If such time is                                 Applicable Ratio
on or after the Closing Date and
on or before March 31, 1996                     1.05 to 1.00
between each April 1 and September 30
 thereafter                                     1.20 to 1.00
between each October 1 and March 31
 thereafter                                     1.10 to 1.00

                  ARTICLE 10.  EVENTS OF DEFAULT.

   Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

        (a) the Borrower shall: (i) fail to pay the principal of any Note or any Reimbursement Obligation on or before the date when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder or under any other Facility Document on or before 5 Banking Days after the date when due and payable;

        (b) any representation or warranty made or deemed made by any Consolidated Entity in this Agreement or in any other Facility Document or which is contained in any written certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

        (c) (i) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.03, Section
3.02, Article 8 or Article 9; or (ii) any Consolidated Entity shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document to which it is a party and, in each such case, such failure shall continue for 30 consecutive days after the Borrower has obtained Knowledge thereof;

        (d) any Consolidated Entity shall: (i) fail to pay any Debt in an aggregate amount exceeding $2,000,000 (other than the payment obligations described in (a) above), of such Consolidated Entity, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), taking into account any applicable grace periods;
(ii)
fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, taking into account any applicable grace periods, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

        (e) any Consolidated Entity: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 90 days or more; or (v) shall be the subject of any such proceeding under which all or any substantial part of its Property may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.03(b)); or (vi) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vii) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 90 days or more;

        (f) one or more judgments, decrees or orders for the payment of money in excess of $2,000,000 in the aggregate shall be rendered against any Consolidated Entity and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

        (g) any event or condition shall occur or exist with respect to any Plan or Multiemployer Plan concerning which any Consolidated Entity is under an obligation to furnish a report to the Lender in accordance with Section 7.08(k) hereof and as a result of such event or condition, together with all other such events or conditions, such Consolidated Entity has incurred or is reasonably likely to incur an obligation to pay in excess of $1,000,000 to a Plan, a Multiemployer Plan, the PBGC, or a
Section 4042 Trustee (or any combination of the foregoing) which is material in relation to the financial position of the Consolidated Entities;

        (h)  the Unfunded Benefit Liabilities of one or more
Plans have increased after the date of this Agreement by an amount in excess of $1,000,000;

        (i)  a Change of Control shall have occurred;

        (j) any Forfeiture Proceeding shall have been commenced or any Consolidated Entity shall have given any Lender written notice of the commencement of any Forfeiture Proceeding as provided in Section 7.08(o);

        (k) an "Event of Default" under and as defined in the Unconditional Guaranty shall have occurred and be continuing; or

        (l) any of the Security Documents shall at any time after its execution and delivery and for any reason other than pursuant to the terms hereof and thereof cease: (i) to create a valid and perfected first priority security interest in and to the
Property purported to be subject to such Agreement; or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Obligor or the Guarantor or such Person shall deny it has any further liability or obligation under the Security Documents or such Person shall fail to perform any of its material obligations thereunder and such default shall have continued for a period of 30 days after such Person has obtained Knowledge thereof.

   Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Agent shall, upon request of the Required Lenders, by notice to the Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of the Issuing Lender to issue any Letter of Credit, (b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and/or (c) direct the Borrower to pay to the Agent an amount, to be held as cash security in the cash collateral account held by the Agent under Section 3.08, equal to the Letter of Credit Obligations then outstanding; provided that, in the case of an Event of Default referred to in Section 10.01(e) or Section 10.01(i) above, the Commitments and the obligation to issue Letters of Credit shall be immediately terminated, and the Notes, the Letter of Credit Obligations, all interest thereon and all other amounts payable under this Agreement, the Notes, the Letters of Credit and the other Facility Documents shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

   Section 10.03. Cure. If as of the end of any Fiscal Quarter the Borrower shall have failed to be in compliance with the provisions of Section 9.01, Section 9.02 or Section 9.03, no Event of Default shall be deemed to have occurred as a result of such failure if, prior to the date that is thirty (30) days (and, in the case of the Fiscal Quarter ending on December 31, sixty (60)
days) after the end of such Fiscal Quarter, the Borrower shall have received a cash rebate of Management Fees from the Guarantor in an amount sufficient such that the Borrower would have been in compliance (on a pro forma basis) with the provisions of Section 9.01, Section 9.02 and Section 9.03 had the amount of Management Fees deducted from EBIT been decreased by an amount equal to the amount of such cash rebate received.

                      ARTICLE 11.  THE AGENT.

   Section 11.01. Appointment, Powers and Immunities of Agent. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 11.09) appoints and authorizes the Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by any Obligor, the Guarantor or any of their respective officers and officials or by any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, or for the perfection or priority of any collateral security for the Loans or the Letters of Credit or for any failure by any Obligor or the Guarantor to perform any of its obligations hereunder or thereunder. The Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

   Section 11.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat each Lender as the holder of the Obligations attributable to it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Agent signed by such Lender shall have been furnished to the Agent but the Agent shall not be required to deal with any Person who has acquired a participation in any Obligation from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Agent in its capacity as such shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Obligation.

   Section 11.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans and the Letter of Credit Obligations to the extent the same is required to be paid to the Agent for the account of the Lenders) unless the Agent has received notice from a Lender or the
Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 11.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Agent shall not be required to take any such action which it determines to be contrary to law.

   Section 11.04. Rights of Agent as a Lender. With respect to its Commitments and the Obligations held by it, the Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its capacity as a Lender. The Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, any Consolidated Entity (and any of its Affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from any Consolidated Entity, the Guarantor and any Affiliate for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although the Agent and its affiliates may in the course of such relationships and relationships with other Persons acquire information about any Consolidated Entity, the Guarantor, any Affiliate and such other Persons, the Agent shall have no duty to disclose such information to the Lenders.

   Section 11.05. Indemnification of Agent. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section
12.03 or under the applicable provisions of any other Facility Document, but without limiting the obligations of the Borrower under Section 12.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Obligations attributable to the Lenders (without giving effect to any participations, in all or any portion of the Obligations, sold by them to any other Person) (or, if no Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 12.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent.

   Section 11.06. Documents. The Agent will forward to each Lender, promptly after the Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Agent for such Lender.

   Section 11.07.  Non-Reliance on Agent and Other Lenders.
Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Consolidated Entities and the Guarantor and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Agent shall not be required to keep itself informed as to the performance or observance by the
Consolidated Entities or the Guarantor of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Consolidated Entity or the Guarantor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any
Lender with any credit or other information concerning the affairs, financial condition or business of any Consolidated Entity or the Guarantor (or any of their respective Affiliates) which may come into the possession of the Agent or any of its affiliates. The Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Facility Document or any document or instrument referred to herein or therein, to anyone.

   Section 11.08. Failure of Agent to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the
Lenders under Section 11.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

   Section 11.09. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrower, and the Agent may be removed at any time with or without cause by the Required Lenders; provided that the Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in New York, New York. The Required Lenders or the retiring Agent, as the case may be, shall upon the appointment of a successor Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

   Section 11.10. Amendments Concerning Agency Function. The Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

   Section 11.11. Liability of Agent. The Agent shall not have any liabilities or responsibilities to any Consolidated Entity or the Guarantor on account of the failure of any Lender to perform its obligations hereunder, except with respect to any claim arising out of the gross negligence or willful misconduct of the Agent, or to any Lender on account of the failure of any Consolidated Entity or the Guarantor to perform its obligations hereunder or under any other Facility Document.

   Section 11.12. Transfer of Agency Function. Without the consent of the Borrower or any Lender, the Agent may at any time or from time to time transfer its functions as Agent hereunder to any of its offices wherever located, provided that the Agent shall promptly notify the Borrower and the Lenders thereof and such transfer shall not impose any additional costs on the Borrower.

   Section 11.13. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Agent of the proceeds of a Loan or the Borrower is to make payment to the Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment (and, if such recipient is the Borrower and the Payor Lender fails to pay the amount thereof to the Agent forthwith upon demand, the Borrower) shall, on demand, repay to the Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

   Section 11.14. Withholding Taxes. Each Lender represents to the Agent and the Borrower that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish, prior to becoming a Lender hereunder, one copy to the Borrower and one copy to the Agent such forms, certifications, statements and other documents as the Agent or the
Borrower may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Agent or the Borrower to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. Until such Lender shall have furnished to the Agent and the Borrower any requested form, certification, statement or document, the Agent or the Borrower may withhold taxes from any payment to such Lender at applicable rates.

   Section 11.15.  Several Obligations and Rights of Lenders.
The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, except where action of the Required Lenders is expressly required hereunder, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

   Section 11.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section
2.01 shall be made from the Lenders, each reduction or termination of the amount of the Commitments under Section 2.08 shall be applied to the Commitments of the Lenders, and each payment of commitment fee accruing under Section 2.11 shall be made for the account of the Lenders, pro rata according to the amounts of their respective unused Commitments; (b) each conversion under Section
2.05 of Loans of a particular type (but not conversions provided for by Section 4.04), shall be made pro rata among the Lenders holding Loans of such type according to the respective principal amounts of such Loans by such Lenders; (c) each prepayment and payment of principal of or interest on Loans of a particular type, a particular class and a particular Interest Period shall be made to the Agent for the account of the Lenders holding Loans of such type, class and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such Interest
Period held by such Lenders; and (d) each prepayment and payment of fees under Section 3.09(a) and Letter of Credit Obligations shall be made pro rata in accordance with the pro rata share of the Lenders in the Letter of Credit Obligations held by each of them.

   Section 11.17. Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any
Obligation held by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Obligations of the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of the Borrower, the Guarantor or their respective Affiliates.

   Section 11.18. Security Documents. Subject to the foregoing provisions of this Section 11, the Agent shall, on behalf of the
Lenders: (a) execute any and all of the Security Documents on behalf of the Lenders; (b) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 11.03; (d) execute, deliver and file financing statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (e) in the event of acceleration of the Borrower's obligations hereunder, use its best efforts to sell or otherwise liquidate or dispose of the Collateral and otherwise exercise the rights of the Lenders thereunder upon the direction of the Required Lenders.

   Section 11.19. Collateral. Notwithstanding Section 11.18, the Agent and the other Lenders agree, as among themselves, that the Agent shall not, without the consent of the Required Lenders, make any sale or disposition of the Collateral pursuant to any of the Security Documents. The Agent acknowledges to the other Lenders that it is acting in an agency capacity hereunder and that the security interest in the Collateral granted under the Security
Documents secures the Obligations held by all of the Lenders. In the event of any Default or Event of Default, the Agent will apply and/or pay over to the Lenders any net proceeds derived from the Collateral pro rata on the basis of the aggregate unpaid principal amount of the Obligations held by the Lenders. The Agent will be reimbursed or properly indemnified by the Lenders in the event the
Agent is requested by the Lenders to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be pro rata as provided in Section 11.05).
The
Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and shall be reimbursed by the other Lenders for the cost of the same (to the extent the Agent is not reimbursed by the Borrower) prior to distributing any of the Collateral or any proceeds thereof (any such reimbursement to be pro rata as aforesaid).

   Section 11.20. Amendment of Article 11. The Borrower hereby agrees that the foregoing provisions of this Article 11 constitute an agreement among the Agent and the Lenders and that any and all of the provisions of this Article 11, other than Section 11.09,
Section 11.11, Section 11.12, Section 11.14 or any other provision the amendment of which would adversely affect the rights and interests of the Borrower or the Guarantor, may be amended at any time by the Required Lenders without the consent or approval of, or notice to, the Borrower.


                    ARTICLE 12. MISCELLANEOUS.

   Section 12.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Agent and the Required Lenders, or by the Borrower and the Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments; (b) extend the date fixed for the payment of principal of or interest on any Loan, any Letter of Credit Obligation or any fee payable hereunder; (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 12.01; (e) amend the definition of the term "Required Lenders"; (f) waive any of the conditions precedent set forth in Article 5 hereof; (g) discharge the Guarantor from the Unconditional Guaranty; (h) discharge any Obligor from its Guaranty of the Obligations (unless the stock of such Obligor is sold in accordance with the terms of this Agreement); or (i) release all or any part of the Collateral other than pursuant to a disposition of Property permitted under Section 8.07, and provided, further, that any amendment of Article 11 hereof or any amendment which increases the obligations of the Agent hereunder shall require the consent of the Agent. No failure on the part of the Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   Section 12.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement, the Notes and the other Facility Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

   Section 12.03. Expenses. The Borrower shall reimburse the Agent on demand for all reasonable out-of-pocket costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Agent) in connection with the preparation of, and any amendment, (other than an amendment to Article 12 that does not require the consent of the Borrower) supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Facility Document and any other documents prepared in connection herewith or therewith. The Borrower shall reimburse the Agent and each Lender for all reasonable out-of-pocket costs expenses and charges
(including, without limitation, reasonable fees and charges of external legal counsel for the Agent and each Lender) in connection with the enforcement or preservation of any rights or remedies during the existence of an Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding). The Borrower agrees to indemnify the Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or out-of-pocket expenses reasonably incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this
Agreement or any other Facility Document or to any actual or proposed use by any Borrower of the proceeds of the Loans or the Letters of Credit or to the performance or enforcement of this Agreement or the other Facility Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Agent or any of the Lenders).

   Section 12.04. Survival. The obligations of the Borrower under Sections 4.01, 4.05 and 12.03 shall survive the repayment of the Loans and the Letters of Credit and the termination of the Commitments.

   Section 12.05.  Assignment; Participations.

        (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Agent, the Lenders and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder. Each Lender may assign or sell participations in all of its rights and obligations hereunder or any part of its rights and obligations hereunder to another bank or other financial institution provided that each such assignment shall be in a minimum amount equal to $5,000,000 and further provided that any assignment or participation by any Lender of its rights and obligations in respect of the Letters of Credit shall require the prior consent of the Issuing Lender, such consent not to be unreasonably withheld, in which event (i) in the case of an assignment, upon notice thereof by the Lender to the Borrower with a copy to the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower under the Facility Documents, including, without limitation, under Article 4, shall be determined as if such Lender had not sold such participation.
The
agreement executed by such Lender in favor of the participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant, (ii) the reduction of the principal amount outstanding hereunder allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender. Such Lender may furnish any information concerning any Consolidated Entity, the Guarantor or any of their respective Affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information in accordance with the provisions of Section
12.14. In connection with any assignment or sale of a participation interest pursuant to this paragraph (a), the assigning or selling Lender shall pay the Agent an administrative fee for processing such assignment or participation in the amount of $2,500.

        (b) In addition to the assignments and participations permitted under paragraph (a) above, any Lender may assign and pledge all or any portion of the Obligations held by it to (i) any affiliate of such Lender or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

        (c) The assignor Lender shall be solely responsible for obtaining from any participant or assignee and providing to the Agent and Borrower all forms required under Section 11.14. If, pursuant to this Section 12.05, any interest in this Agreement is transferred to any assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the Lender transferring such interest (the "Transferor Lender") shall cause such assignee concurrently with the effectiveness of such transfer, (a) to represent to the Transferor
Lender (for the benefit of the Transferor Lender, the Agent and the Borrower) that it is either (i) entitled to the benefits of an income tax treaty with the United States that provides for an exemption from United States withholding tax on interest and other payments which may be made by the Borrower under this Agreement; or (ii) is engaged in the trade or business within the United States and such Loan is effectively connected with such trade or business, (b) to furnish to the Transferor Lender, the Agent and the Borrower either Internal Revenue Service Form 4224 or Internal
Revenue Service Form 1001 (wherein such assignee claims entitlement to complete exemption from federal withholding tax of the United States of America on all payments hereunder) and (c) to agree (for the benefit of the Transferor Lender, the Agent and the
Borrower) to provide to the Transferor Lender, Agent and Borrower such forms or documentation as may be required from time to time, including a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form, in accordance with applicable laws and regulations of the United States of America establishing the current status of such assignee with regard to continued entitlement to such complete withholding tax exemption.

   Section 12.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Agent in writing, by telex, telecopy or other writing or by telephone, confirmed by telex, telecopy or other writing, and to the Lenders and to the Borrower by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement.
Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when confirmation of delivery of the telecopy to the telecopier number as aforesaid is transmitted; provided that notices to the Agent and the Lenders shall be effective upon receipt.

   Section 12.07.  Setoff.  The Borrower agrees that, in
addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Borrower at any of such Lender's offices, in Dollars or in any other currency, against any amount payable by the Borrower to such Lender under this Agreement, such Lender's Note, any Letter of Credit or any other Facility Document which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Payments by the Borrower or the Guarantor hereunder shall be made without setoff or counterclaim.

   SECTION 12.08. JURISDICTION; IMMUNITIES. (a) EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE, ANY LETTER
OF CREDIT OR ANY OTHER FACILITY DOCUMENT, AND EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AGREES THAT
ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON
AT ITS ADDRESS SPECIFIED IN SECTION 12.06. EACH OF THE BORROWER, THE AGENT AND THE LENDERS AGREES THAT A FINAL JUDGMENT IN ANY SUCH
ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER
PROVIDED BY LAW. EACH OF THE BORROWER, THE AGENT AND THE LENDERS FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF
FORUM NON CONVENIENS.  THE BORROWER FURTHER AGREES THAT ANY
ACTION
OR PROCEEDING BROUGHT AGAINST THE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY. EACH OF THE BORROWER, THE AGENT AND THE LENDERS WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL.

        (b) Nothing in this Section 12.08 shall affect the right of the Borrower, the Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Agent or any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdictions.

        (c) To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, the Letters of Credit and the other Facility Documents.

   Section 12.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

   Section 12.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

   Section 12.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

   Section 12.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

   SECTION 12.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE
LAW OF THE STATE OF NEW YORK EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UCP AND AS TO MATTERS NOT GOVERNED BY
THE UCP, THE LAWS OF THE STATE OF NEW YORK.

   Section 12.14. Confidentiality. Each Lender and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Consolidated Entities or the Guarantor pursuant to the Facility Documents, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent, (iii) to bank examiners, and such Lender's auditors or accountants who agree to keep such information confidential as provided herein, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees in writing to use reasonable precautions to keep such information confidential as provided herein; and provided finally that in no event shall any Lender or the Agent be obligated or required to return any materials furnished by the Consolidated Entities or the Guarantor. All other parties to whom such information is given, including, without limitation, prospective assignees and participants and the Lenders' auditors and accountants shall be obligated to return all confidential materials. The obligations of the Lenders and the Agent under this Section 12.14 shall survive the repayment of the Loans and the Letters of Credit and the termination of the Commitments.

   Section 12.15. Treatment of Certain Information. The Borrower (a) acknowledges that services may be offered or provided to it in connection with actions to be taken under this Agreement and the other Facility Documents by each Lender or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Lender by any Consolidated Entity, the Guarantor or any Affiliate may be provided to each such subsidiary and affiliate; so long as, in each case, each such subsidiary or affiliate agrees to use reasonable precautions to keep such information confidential as provided in Section 12.14.


   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                 MISTIC BRANDS, INC.


                                 By:    Michael Weinstein
                                     Name:  Michael Weinstein
                                     Title:  Chief Executive
                                            Officer
                                 Address for Notices:

                                 Mistic Brands, Inc.
                                 2525 Palmer Avenue
                                 New Rochelle, NY 10801
                                 Attention: Chief Financial
                                 Officer
                                 Telecopier No.: (914) 637-0020

                                 With a copy to:

                                 Triarc Companies, Inc.
                                 900 Third Avenue
                                 New York, New York 10022
                                 Attention: Executive Vice
                                 President and General Counsel
                                 Telecopier No.: (212) 230-3216

                                 AGENT:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)

                                 By:    Michael D. Anthony
                                     Name:  Michael D. Anthony
                                     Title:  Vice President

                                 Address for Notices:

                                 New York Agency
                                 4 Chase Metrotech Center
                                 13th Floor
                                 Brooklyn, NY 11245
                                 Attention: Lucy D'Orazio
                                 Telecopier No.: (718) 242-6909

                                 with a copy to:

                                 31 Mamaroneck Avenue
                                 White Plains, NY 10601
                                 Attention: Michael D. Anthony
                                 Telecopier No.: (914) 328-8373

                                 LENDERS:

                                 THE CHASE MANHATTAN BANK
                                  (NATIONAL ASSOCIATION)


                                 By:    Michael D. Anthony
                                     Name:  Michael D. Anthony
                                     Title:  Vice President

                                 Lending Office and Address for
                                 Notices:

                                 31 Mamaroneck Avenue
                                 White Plains, NY 10601
                                 Attention: Michael D. Anthony
                                 Telecopier No.: (914) 328-8373

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